Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Guidance Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

        You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Guidance Software, Inc. which will be held at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level on May 11, 2016 at 8:30 a.m. Pacific Daylight Time. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the actions that will, or may, if properly presented, be taken by the stockholders at the meeting. You should also have received a WHITE proxy card or voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

        Your vote will be especially important at the meeting. As you may have heard, Shawn McCreight has notified the company that he intends to nominate a slate of five nominees for election as directors in opposition to the nominees recommended by our Board of Directors and to present one stockholder proposal.

        The Board of Directors does not endorse any of Mr. McCreight's nominees and recommends that you vote AGAINST Mr. McCreight's stockholder proposal and FOR the election of each of the nominees nominated by the Board of Directors. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Mr. McCreight, his affiliates or another party. If you have previously submitted a proxy card sent to you by Mr. McCreight, his affiliates or another party, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

        It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described in your WHITE proxy card or voting instruction form. If you choose to submit your vote by the traditional WHITE proxy or voting instruction form, please sign, date and mail the WHITE card or form in the enclosed pre-addressed reply envelope. Your cooperation will be greatly appreciated.

Sincerely yours,

Patrick Dennis

Chief Executive Officer and President

        The attached proxy statement is dated                        and is first being mailed to stockholders on or about                        .

        If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
E-mail: guid@mackenziepartners.com

GUIDANCE SOFTWARE, INC.
1055 E. Colorado Boulevard, Pasadena, CA 91106-2375
(626) 229-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2016

TO THE STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Guidance Software, Inc., a Delaware corporation (the "Company"), will be held on May 11, 2016 at 8:30 a.m. Pacific Time at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, for the following purposes:

          1.     To elect six directors to hold office until the Company's 2017 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our present Board of Directors has nominated and recommends for election the following persons:

    Reynolds C. Bish
    Max Carnecchia
    Patrick Dennis
    Wade Loo
    Christopher Poole
    Robert van Schoonenberg

          2.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2016.

          3.     To consider and vote upon the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended.

          4.     To consider Mr. McCreight's stockholder proposal to amend the Company's Fourth Amended and Restated Bylaws (the "Bylaws") to permit stockholders to call special meetings of stockholders.

          5.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 18, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the registered stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

        THE COMPANY HAS RECEIVED A NOTICE FROM SHAWN MCCREIGHT ("MR. MCCREIGHT") REGARDING HIS INTENT TO NOMINATE FIVE CANDIDATES (THE "MCCREIGHT NOMINEES") TO SERVE AS MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS AND TO SUBMIT ONE STOCKHOLDER PROPOSAL, EACH TO BE CONSIDERED AT THE ANNUAL MEETING. THE MCCREIGHT NOMINEES ARE NOT ENDORSED BY OUR BOARD OF DIRECTORS. YOUR BOARD OF DIRECTORS (EXCLUDING SHAWN MCCREIGHT) RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT AND AGAINST MR. MCCREIGHT'S STOCKHOLDER PROPOSAL, IN EACH CASE ON THE ENCLOSED WHITE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD(S) THAT YOU MAY RECEIVE FROM MR. MCCREIGHT, HIS AFFILIATES OR ANY OTHER PARTY. WE ARE

NOT RESPONSIBLE FOR THE ACCURACY OF ANY INFORMATION PROVIDED BY OR RELATING TO MR. MCCREIGHT CONTAINED IN ANY PROXY SOLICITATION FILED OR DISSEMINATED BY OR ON BEHALF OF MR. MCCREIGHT OR ANY OTHER STATEMENTS THAT MR. MCCREIGHT MAY OTHERWISE MAKE.

        TO VOTE FOR ALL OF THE COMPANY BOARD OF DIRECTORS' NOMINEES, YOU MUST RETURN THE ENCLOSED WHITE PROXY CARD. IF YOU HAVE PREVIOUSLY SIGNED ANY PROXY CARD SENT TO YOU BY MR. MCCREIGHT, HIS AFFILIATES OR ANOTHER PARTY IN RESPECT OF THE ANNUAL MEETING, YOU CAN REVOKE IT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. SIGNING AND RETURNING ANY PROXY CARD THAT MR. MCCREIGHT MAY SEND TO YOU, EVEN TO VOTE AGAINST A PROPOSAL OR VOTE "WITHHOLD" WITH RESPECT TO THE MCCREIGHT NOMINEES, WILL CANCEL ANY PREVIOUS VOTE YOU CAST AND MAY INVALIDATE ANY VOTES YOU HAVE CAST FOR YOUR BOARD'S NOMINEES AS ONLY YOUR LATEST DATED PROXY CARD OR VOTING INSTRUCTIONS FORM WILL BE COUNTED. THEREFORE, THE BOARD URGES YOU TO SIGN AND RETURN ONLY THE ENCLOSED WHITE PROXY CARD.

        The Company's Annual Report to Stockholders for the year ended December 31, 2015 is enclosed with this notice. The following proxy statement and enclosed WHITE proxy card are being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign the WHITE proxy card and return it in the enclosed postage paid envelope. The giving of this WHITE proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the WHITE proxy card promptly to avoid the expense of additional proxy solicitation. If you are a stockholder who owns shares through a broker or other nominee and plan to vote at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 11, 2016: The 2016 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2015 are also available at http://investors.guidancesoftware.com/.

        If you have any questions, please contact our proxy solicitor assisting us with the Annual Meeting, Mackenzie Partners at 888-293-6812 or guid@mackenziepartners.com.

By Order of the Board of Directors,
Alfredo Gomez
General Counsel and Corporate Secretary

Pasadena, California
                        , 2016

GUIDANCE SOFTWARE, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
to Be Held May 11, 2016

Page
Information Considering Solicitation and Voting	1
Proposal 1—Election of Directors	8
Proposal 2—Ratification of Selection of Independent Registered Public Accountants	17
Report of the Audit Committee and Other Audit Committee Matters	19
Proposal 3—Consider and vote upon the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended	21
Proposal 4—Consider and vote upon Mr. McCreight's stockholder proposal to amend the Company's Fourth Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders	32
Security Ownership of Certain Beneficial Owners and Management	34
Section 16(a) Beneficial Ownership Reporting Compliance	36
Executive Officers	37
Compensation Discussion and Analysis	39
Summary Compensation Table	51
Fiscal Year 2015 Grants of Plan-Based Awards	52
Outstanding Equity Awards at Fiscal Year End 2015	54
Option Exercises and Vested Stock for Fiscal Year 2015	55
Summary of Potential Payment Upon Termination and/or Change of Control	58
Compensation Committee Matters	61
Director Compensation	62
Certain Relationships and Related Transactions	64
Compensation Risk Assessment	66
Stockholder Proposals	66
Annual Report	66
Appendix A: Fourth Amendment to Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan	A-1
Appendix B: Supplemental Information Regarding Participants	B-1

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Guidance Software, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 11, 2016 at 8:30 a.m. Pacific Time (the "Annual Meeting" or "Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91106-2375, San Marino Room, Lobby Level. The Company intends to mail this proxy statement and accompanying proxy card on or about                , 2016 to all stockholders entitled to vote at the Annual Meeting.

        The Company has received a notice from Shawn McCreight, who served as Chief Technology Officer ("CTO") of the Company until his termination in January 2016, and who remains a director through the remainder of his term, expiring at our Annual Meeting, ("Mr. McCreight") regarding his intent to nominate five candidates (the "McCreight Nominees") to serve as members of the Company's Board of Directors and to submit one stockholder proposal (proposal 4 described above), each to be considered at the Annual Meeting. The McCreight Nominees are NOT endorsed by our Board of Directors. Your Board of Directors (except Shawn McCreight) recommends a vote FOR the election of each of the six director nominees named in this proxy statement and AGAINST Mr. McCreight's stockholder proposal, in each case on the enclosed WHITE proxy card, and urges you not to sign or return any proxy card(s) that you may receive from Mr. McCreight, his affiliates or any other party. We are not responsible for the accuracy of any information provided by or relating to Mr. McCreight contained in any proxy solicitation filed or disseminated by or on behalf of Mr. McCreight or any other statements that Mr. McCreight may otherwise make.

        To vote for all of the Company's Board of Directors' nominees, you must return the enclosed WHITE proxy card. If you have previously signed any proxy card sent to you by Mr. McCreight, his affiliates or another party in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE proxy card. Signing and returning any proxy card that Mr. McCreight may send to you, even to vote against a proposal or vote "withhold" with respect to the McCreight Nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for your Board's nominees as only your latest dated proxy card or voting instructions form will be counted. Therefore, the Board urges you to sign and return only the enclosed WHITE proxy card.

Background Information Regarding Mr. McCreight's Proposals

        By the fourth quarter of 2015, the Company's board of directors was concerned regarding the product development execution by Mr. McCreight as CTO, among other matters. In response to these trends, the Company's board of directors took action to reduce Mr. McCreight's operating role. Unfortunately, by January 2016, the board of directors concluded that Mr. McCreight was not complying with his new role, and subsequently Mr. McCreight was terminated as an employee on January 13, 2016. This section outlines certain interactions the Company has had with Mr. McCreight and his representatives.

  •
  On November 16, 2015, the Company announced that all day-to-day engineering and product development responsibilities of Shawn McCreight, our CTO, Chairman of the Board, and

    through affiliated trusts, a major shareholder, were transferring to Ken Basore, Senior Vice President of Product Engineering.

  •
  On January 13, 2016, the Company announced that Mr. McCreight ceased to be an employee of the Company, and on January 15, 2016, our Board of Directors voted to replace Mr. McCreight as Chairman of the Board.

  •
  On February 9, 2016, at a regularly scheduled in-person meeting of the Company's Board of Directors, Mr. McCreight attended the meeting and following adjournment of that meeting, introduced the members of the Board of Directors to Michael J. McConnell. Mr. McCreight and Mr. McConnell informed the directors that Mr. McCreight intended to wage a proxy contest, and nominate his own slate of directors if a consensual resolution could not be reached. Mr. McCreight proposed that any such resolution should include the following elements: 1) Mr. McCreight being hired back as CTO by the Company; 2) changes in executive management, including the termination of our CEO; and 3) the appointment of all of Mr. McCreight's nominees to the Board of Directors. The Board of Directors did not consider any of these elements to be in the best interests of the Company.

  •
  On February 10, 2016, Mr. McCreight delivered a letter to the Company submitting the below stockholder proposal and notice of his intention to nominate five individuals for election to the Company's Board of Directors, including Michael J. McConnell, at our 2016 Annual Meeting of Stockholders and to solicit proxies from stockholders in support of his five nominees.

  •
  On February 11, 2016, Mr. McCreight publicly disclosed his intention to submit the below stockholder proposal and to nominate five individuals for election to the Company's Board of Directors at our 2016 Annual Meeting of Stockholders and to solicit proxies from stockholders in support of his five nominees.

  •
  The McCreight Nominees were each invited to meet with Nominating and Governance Committee of the Board of Directors at an in-person meeting of the Committee on March 4, 2016, so that the Committee could properly and individually evaluate each of the McCreight Nominees. None of the McCreight Nominees attended. The Nominating and Governance Committee therefore reviewed the materials previously provided by Mr. McCreight in his notice to the Company. The Nominating and Governance Committee determined not to nominate the McCreight Nominees.

Annual Report

        Our annual report to stockholders for the year ended December 31, 2015 is being provided concurrently to each stockholder along with this proxy statement and the enclosed WHITE proxy card and is not to be considered a part of the proxy soliciting material.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company's stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. The regular employees will be administrative personnel.

Voting Rights, Outstanding Shares and Quorum

        Only holders of record of shares of our common stock or unvested shares of our restricted stock at the close of business on March 18, 2016 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 18, 2016, the Company had                total shares of common stock and unvested shares of restricted stock that were outstanding and are entitled to vote. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company's outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company's Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, "withhold" votes and abstentions will each be counted for determining the presence of a quorum. Broker non-votes will be counted for determining the presence of a quorum if a routine matter is voted upon at the Annual Meeting.

Submitting Your Proxy

        YOUR VOTE IS IMPORTANT.    Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy in advance. If you choose to submit your proxy by mail, simply mark the enclosed WHITE proxy card, and then date, sign and return it in the postage-paid envelope provided.

        The Company has received a notice from Mr. McCreight regarding his intent to nominate the McCreight Nominees to serve as members of the Company's Board of Directors and to submit one stockholder proposal, each to be considered at the Annual Meeting. If these or other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy will be voted as directed in your proxy, or if no direction is given, as described below under "—Counting of Votes."

How the Board Recommends that You Vote

        The Board of Directors recommends that you vote using the WHITE proxy card:

  1.
  "FOR" the election of the six director nominees named in this proxy statement;

  2.
  "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016;

  3.
  "FOR" the approval of the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended; and

  4.
  "AGAINST" Mr. McCreight's stockholder proposal to amend the Company's Fourth Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders.

        Please note that the best way to support our Board's nominees is to vote FOR our Board's nominees on the enclosed WHITE proxy card. The Board urges you NOT to sign or return any proxy card sent to you by Mr. McCreight. Signing and returning any proxy card that Mr. McCreight may send to you, even to vote against a proposal or vote "withhold" with respect to the McCreight Nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for your Board's nominees, as only your latest dated proxy card or voting instructions form will be counted. Therefore, the Board urges you to sign and return only the enclosed WHITE proxy card.

Counting of Votes

        If a WHITE proxy card in the accompanying form is duly executed and returned and not revoked, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted:

  1.
  "FOR" the election of the six director nominees named in this proxy statement;

  2.
  "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016;

  3.
  "FOR" the approval of the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended; and

  4.
  "AGAINST" Mr. McCreight's stockholder proposal to amend the Company's Fourth Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders.

Broker Non-Votes

        If you hold your shares through a broker and you do not instruct your broker on how to vote on a non-routine matter, a broker non-vote will occur. Brokers that hold shares of common stock in a "street name" for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e. they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. A broker "non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Because Mr. McCreight has provided notice that he intends to engage in a proxy contest as discussed herein, under applicable exchange rules, all of the proposals in this proxy statement are non-routine matters. Please refer to each proposal for a discussion of the effect of "withhold" votes, abstentions and broker non-votes on the results of each proposal.

Holders of record versus beneficial owners

        If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in "street name" and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Because Mr. McCreight has provided notice that he intends to engage in a proxy contest, brokers are not permitted to vote your shares with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The WHITE voting instruction forms provided by your bank, broker or other nominee will also include information about how to submit your proxy over the Internet or telephonically, if such options are available. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account or submit your proxy by internet or telephone so that your vote can be counted.

How to Vote Your Shares

        You may vote your shares using one of the following methods (please also see the information provided above concerning the difference between holding shares as a holder of record or registered holder and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such nominee):

  •
  Over the internet.  If you have access to the internet, you can submit your proxy online by following the instructions included on the WHITE proxy card included with your materials (or WHITE voting instruction form in the case of beneficial holders for whom internet voting is available) for voting over the internet.

  •
  By telephone.  You can vote by calling a toll-free telephone number listed on the WHITE proxy card included with your materials (or WHITE voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your WHITE proxy card or WHITE voting instruction form for instructions on voting by phone.

  •
  By mail.  You may vote your shares by completing, signing and mailing the WHITE proxy card included with your proxy materials (or WHITE voting instruction form in the case of beneficial holders). Please refer to your WHITE proxy card or WHITE voting instruction form for instructions on voting by mail.

  •
  In person at the Annual Meeting. Stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting.

        A control number, located on the instruction sheet attached to the WHITE proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed WHITE proxy card. However, you may still vote by proxy by using the WHITE proxy card.

        As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote by submitting the enclosed WHITE voting instruction form. Telephone and internet voting may be also available—please refer to the WHITE voting instruction form provided by your bank, broker or other nominee for more information.

Voting and Revocability of Proxies

        Any proxy given may be revoked at any time before it is voted by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company's principal executive office is located at 1055 E. Colorado Blvd., Pasadena, CA 91106-2375.

        You may revoke the proxy at any time prior to its use by (1) delivering a written notice to the Secretary of the Company, mailed to the Company's principal executive office at 1055 E. Colorado Blvd., Pasadena, CA 91106-2375; (2) executing and submitting a later-dated proxy; (3) re-voting your shares by telephone or on the internet, if available; or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

        If you have previously signed a proxy card sent to you by Mr. McCreight, his affiliates or another party you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-paid envelope or by voting by telephone or via the internet by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by Mr. McCreight, his affiliates or another party will revoke votes you have previously made via the Company's WHITE proxy card.

Only the latest validly executed proxy that you submit will be counted.

Solicitation of Proxies

        The cost of this solicitation of proxies will be borne by the Company. Solicitations may be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise by directors, officers, and other employees of Guidance Software, Inc., but the Company will not additionally compensate its directors, officers, or other employees for these services. The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners.

        The Company has retained Mackenzie Partners, a proxy solicitation firm, to assist in connection with soliciting proxies for the Annual Meeting. This proxy solicitation firm estimates that approximately 35 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. The Company will pay Mackenzie a fee of $125,000, plus reimbursement of out-of-pocket expenses incurred in the process of soliciting proxies. The Company's aggregate expenses, including those of Mackenzie Partners, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding base annual service fees, salaries and wages of our directors, officers and regular employees, are expected to be approximately $550,000. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and advisors to advise us in connection with a contested solicitation of proxies; increased costs related to investor relations, increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. We have agreed to indemnify Mackenzie Partners and certain related persons against certain liabilities relating to or arising out of the engagement. In addition, the Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

        Certain of our directors, officers, and employees are considered "participants" in this proxy solicitation under the rules of the Securities and Exchange Commission (the "SEC"), by reason of their position or because they may be soliciting proxies on our behalf. Appendix B to this Proxy Statement sets forth certain information relating to our directors, officers and employees who are considered "participants" in the solicitation of proxies.

Delivery of Proxy Materials to Households

        "Householding" is a program, approved by the SEC, which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in a "street name," your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

Interest of Executive Officers and Directors

        Except for Mr. McCreight, none of the Company's executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that a director is named as a nominee for election to the Board of Directors and that our officers and directors may receive grants of securities under the Second Amended and Restated 2004 Equity Incentive Plan, as amended.

 PROPOSAL 1—ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES

        Our Board of Directors currently consists of seven members, four of whom were elected by stockholders at our 2015 annual meeting, Patrick Dennis, who was appointed as a director on May 13, 2015, and Reynolds C. Bish and Wade Loo, who were appointed as directors effective February 25, 2016. Our Board has fixed the number of members at six effective as of our 2016 annual meeting of stockholders. The size of the Board was reduced after the Board determined that Mr. McCreight was not the right choice as a director in light of the decision to terminate his employment. As a result, Mr. McCreight was not renominated by the Nominating and Governance Committee, and the Board determined to reduce its size to the number of nominees it is putting forward. In addition, the Board has historically consisted of six directors prior to this year. Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

        Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated Reynolds C. Bish, Max Carnecchia, Patrick Dennis, Wade Loo, Christopher Poole, and Robert van Schoonenberg, as nominees for election as directors at the Annual Meeting. Each of the Board's six nominees is currently serving as a director of the Company. If elected, each such nominee will serve for a term expiring at our annual meeting of stockholders in 2017.

        Unless you otherwise instruct us, your properly executed WHITE proxy that is returned in a timely manner will be voted for the election of these six nominees. Each of Messrs. Bish, Carnecchia, Dennis, Loo, Poole, and van Schoonenberg has advised the Company of his availability and willingness to serve if elected. If, however, any of these nominees should be unable to serve or for good cause will not serve, either your WHITE proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine, or the Board may determine to reduce the size of the Board. You can find information about Messrs. Loo, Bish, Carnecchia, Poole, Dennis, and van Schoonenberg below under the section "Board of Directors and Executive Officers."

        Mr. McCreight has submitted a notice under the Bylaws and publicly announced that he intends to nominate five candidates for election as director at the Annual Meeting. The McCreight Nominees are NOT endorsed by our Board.

Our Board of Directors

        The information set forth below as to the nominees for director has been furnished to us by the nominees. In addition to the information set forth below, Appendix B sets forth information relating to our directors, nominees and certain of our officers and employees who are considered "participants" in our solicitation under the rules of the Securities and Exchange Commission by reason of their position as directors of the Company, as nominees for directors or because they may be soliciting proxies on our behalf.

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Reynolds C. Bish	63	Director
Max Carnecchia	53	Director
Patrick Dennis	39	CEO, President and Director
Wade Loo	55	Director
Christopher Poole	58	Director
Robert van Schoonenberg	69	Chairman of the Board of Directors

        Reynolds C. Bish was appointed to the Board of Directors in February 2016. Mr. Bish has a strong track record of strategically transforming and growing enterprise software companies while creating value for stakeholders. Mr. Bish is currently president of Lexmark Enterprise Software and a vice president of Lexmark International, Inc, where he is responsible for all aspects of its global enterprise software business and its market leading software, solutions and service offerings. He assumed this position and joined Lexmark in May 2015 following its acquisition of Kofax Ltd. (NASDAQ: KFX) for more than $1 billion, where he had been CEO and a member of its Board of Directors for over seven years. He was previously vice president of EMC Corporation's Enterprise Software Group, which he joined in January 2006 following its acquisition of Captiva Software Corporation (NASDAQ: CPTV), where he had been a co-founder, CEO and a member of its Board of Directors. Mr. Bish has served on the board of directors and as chairman of the audit committee of both Iomega Corporation (NYSE: IOM) which was acquired by EMC in 2007, and I-Many, Inc. (NASDAQ: IMAN), which was acquired by a private equity firm in 2009. In 2003 he was named an Entrepreneur of the Year by Ernst & Young and in 2008 a Director of the Year by the Corporate Directors Forum. Mr. Bish holds a B.S. in Business Administration from Pennsylvania State University. We believe Mr. Bish's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Max Carnecchia has served as a member of the Board of Directors since May 2015. Mr. Carnecchia brings to Guidance Software a deep expertise in software and in successfully managing both private and publicly traded software companies. He has served on numerous Boards of Directors and has led several companies as Chief Executive Officer. He is currently the Chief Executive Officer of BIOVIA, Dassault Systémes. Mr. Carnecchia currently serves on the Board of Directors of BIOVIA, Dassault Systémes and ALDA (Analytical Life Science & Diagnostics Association) and previously served on the Board of Directors of Agilysys, Inc. (NASDAQ: AGYS) until 2015. Mr. Carnecchia previously served as President and CEO of Accelrys and has served as a member of its Board of Directors since 2009. Prior to Accelrys, Mr. Carnecchia served as President of Interwoven, and previously served as Vice President of Alliances and Senior Vice President of Worldwide Sales after joining Interwoven in 2001. Formerly, Mr. Carnecchia held management positions at Xoriant, Smart DB Corporation, Intel and Group 1 Software. Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from The Stevens Institute of Technology. We believe Mr. Carnecchia's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Patrick Dennis has served as the Company's President and Chief Executive Officer since May 1, 2015, directing the Company's strategy and operations worldwide, and was appointed to the Board of Directors on May 13, 2015. Before joining Guidance Software, Mr. Dennis served as Senior Vice President and Chief Operating Officer of EMC's Cloud Management Division from October 2013 until April 2015, where he focused on helping enterprise IT groups make hybrid-cloud computing a meaningful part of IT strategy, and was responsible for long-range planning, mergers, and acquisitions, and divisional strategy. Prior to holding this position at EMC, Mr. Dennis was Group Vice President of North American Storage Sales for Oracle Corporation from March 2012 until October 2013, where he led the development of Oracle's commercial business in North America. From September 2000 to March 2012, Mr. Dennis served in various positions at EMC. Earlier in his career, he held leadership and technical roles at Eastman Kodak. Mr. Dennis holds a B.S. in Information Technology from the Rochester Institute of Technology. We believe Mr. Dennis' qualifications to sit on our Board include his over 15 years of business experience and his experience as our President and Chief Executive Officer.

        Wade W. Loo was appointed as a member of the Board of Directors in February 2016. Mr. Loo brings to the Guidance Software Board of Directors more than 30 years of experience in corporate governance and finance, specifically with respect to emerging software and technology enterprises, and he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters.

Mr. Loo retired from KPMG in 2010 after a 30-year career, including serving as a Senior Partner in Charge of Audit for the Northern California Business Unit and led KPMG's Silicon Valley Audit Committee Institute Roundtables and Audit Committee Chair Peer Exchanges, which provide audit committee chairs and members with best practice and corporate governance information. Mr. Loo currently serves as the audit committee chair of the Silicon Valley Community Foundation, which is the largest community foundation in the United States. Previously, Mr. Loo was a non-executive director at Kofax Limited, where he served as audit committee chair. Mr. Loo also has a wealth of experience in working with major public companies in international environments. Mr. Loo is also a member of the board of directors of JobTrain, a charitable organization helping people in need find meaningful jobs in the East Palo Alto, California area. Mr. Loo holds a B.S. in Accounting from the University of Denver. We believe Mr. Loo's qualifications to sit on our Board include his more than 30 years of financial accounting experience and his experience as a board member of other companies.

        Christopher Poole has served as a member of the Board of Directors since May 2013. Mr. Poole's experience as a chief executive officer and as a board member of numerous public and private companies has been a valuable asset to Guidance's Board. He is President and Chief Executive Officer of JAMS, Inc., which he joined in 2007. Earlier, Mr. Poole was CEO at Thomson Elite (NASDAQ:ELTE), part of the Thomson Reuters corporation (NYSE: TOC), and served as Director of Technology and Executive Director at Latham & Watkins LLP in Los Angeles. Mr. Poole is the recipient of the 2002 Ernst & Young Entrepreneur of the Year Award and has served on a number of corporate and not-for-profit boards including Broadway & Seymour Inc. (NASDAQ: BSIS), CaseCentral Inc., Polytechnic School, the JAMS Foundation and the Western Justice Center. He received a B.A. in Economics from Harvard University, an M.B.A. in computers and marketing from UCLA and attended the Stanford Law School Directors College in June 2002. We believe Mr. Poole's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Robert van Schoonenberg has served as a member of the Board of Directors since February 2008. He has 30 years of experience in corporate management and governance, including 28 years as an officer of Avery Dennison Corporation (NYSE:AVY), from which he retired as Executive Vice President, Chief Legal Officer and Secretary of the Board. He currently is Chairman and Chief Executive Officer of BayPoint Capital Partners, LLC, Co-Managing Partner, AmeriCap Partners, LLC, as well as a member of the Board of Directors and Chairman of the audit committee of Blue Nile, Inc. (NASDAQ: NILE) and a member of the Board of Directors of Live Media Group LLC. From 2009-2015, he served on the board of Ryland Group, Inc. (NYSE:RYE) and from 2008-2011, he served on the Board of Directors of Altair Nanotechnologies, Inc. (NASDAQ:ALTI). Mr. van Schoonenberg received his J.D. degree from University of Michigan School of Law, his M.B.A. from the University of Wisconsin at Madison and his undergraduate degree from Marquette University. Mr. van Schoonenberg is a member of the Audit Committee Roundtable of Orange County and also serves on the Board of Trustees for Southwestern University School of Law. We believe Mr. van Schoonenberg's qualifications to sit on our Board include his more than thirty years of corporate management and corporate governance experience as an officer of a large global public company and his experience as a board member of other public and private companies.

        Each of Messrs. Bish, Carnecchia, Dennis, Loo, Poole, and van Schoonenberg are each party to the Company's form of Indemnification Agreement.

Board Committees and Meetings

        During the fiscal year ended December 31, 2015, the Board of Directors held seven meetings. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Robert van Schoonenberg was our Lead Independent Director, until his appointment as Chairman of the Board on January 15, 2016.

        The current members of our Audit Committee, referred to henceforth as the "Audit Committee," are Max Carrnechia, Christopher Poole, and Robert van Schoonenberg. Stephen Richards served as the Chairman of our Audit Committee until his passing in November 2015. Mr. van Schoonenberg was then elected the Chairman of the Audit Committee and continues to serve in that role currently. We believe that Mr. van Schoonenberg qualifies as an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission ("SEC"). The Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. It evaluates the independent registered public accountants' qualifications, independence and performance, determines the engagement of the independent registered public accountants, approves the retention of the independent registered public accountants to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accountants on our engagement team as required by law, reviews our critical accounting policies and estimates, and discusses with management and the independent registered public accountants the results of the annual audit and the reviews of our quarterly financial statements. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance with its charter. The Audit Committee held six meetings during the fiscal year ended December 31, 2015. All members of the Audit Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Audit Committee acts pursuant to a written charter.

        The current members of our Compensation Committee, referred to henceforth as the "Compensation Committee," are Robert van Schoonenberg, Christopher Poole and Max Carnecchia. Each of the members of our Compensation Committee in 2015 is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. van Schoonenberg is the current Chairman of our Compensation Committee. The Compensation Committee has sole authority to determine our CEO's compensation, and reviews and approves all compensation for all directors and for the executive officers, including any employment agreement, change in control arrangement, or severance arrangement for each executive officer. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance with its charter. The Compensation Committee held eleven meetings during the fiscal year ended December 31, 2015. All members of the Compensation Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Compensation Committee acts pursuant to a written charter.

        The current members of our Nominating and Governance Committee, referred to henceforth as the "Nominating Committee," are Christopher Poole, Robert van Schoonenberg and Max Carnecchia. Mr. Poole is the current Chairman of our Nominating Committee. The Nominating Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors and provides oversight in the evaluation of our Board of Directors. The Nominating Committee reviews and evaluates, at least annually, the performance of the Nominating Committee and its members, including compliance with its charter and oversees the evaluation process of the Board and its committees. The Nominating Committee held six meetings during the fiscal year ended December 31, 2015. All members of the Nominating Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Nominating Committee acts pursuant to a written charter.

Special Committees

        In September 2015, the Board designated the Special Committee of Independent Directors to investigate and evaluate allegations of employment misconduct against a director and senior member of the Company's management team, and to resolve such issues with the full authority of the Board of Directors. The Special Committee of Independent Directors is composed of Messrs. Carnecchia, Poole, and van Schoonenberg, and Mr. Richards until his passing. The Special Committee of Independent Directors has not adopted a charter. This committee met once in 2015.

Independent Committee of Directors

        In January 2016, the Board designated the Independent Committee of Directors to give independent directors a forum in which to speak with one another. The members of this committee are independent directors within the meaning of the NASDAQ rules. The composition of the Independent Committee of Directors is currently Messrs. Bish, Carnecchia, Loo, Poole, and van Schoonenberg. A copy of the Charter of the Independent Committee of Directors is posted in the Governance section of the Investor tab of the Company's website (www.guidancesoftware.com).

M&A Committee

        In February 2016, the Board designated the M&A Committee to evaluate potential mergers, acquisitions, joint ventures, corporate development opportunities, divestitures and other key strategic transactions outside the ordinary course of the Company's business. Pursuant to its Charter, the M&A Committee shall be comprised of no more than three members, the majority of whom shall be independent directors within the meaning of the NASDAQ rules. The composition of the M&A Committee is Messrs. Carnecchia (chairman), Poole, and Dennis. A copy of the Charter of the M&A Committee is posted in the Governance section of the Investor tab of the Company's website (www.guidancesoftware.com).

        During the fiscal year ended December 31, 2015, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Shawn McCreight, Stephen Richards, Christopher Poole, Robert van Schoonenberg, Max Carnecchia and Patrick Dennis attended the Company's 2015 Annual Meeting of Stockholders.

2015 Director Committee Membership

Member	Board	Audit	Compensation	Nominating
Max Carnecchia	X	X	X	X
Patrick Dennis(1)	X
Jeff Lawrence(2)	X		X	X
Shawn McCreight	X
Kathleen O'Neil(2)	X	X
Christopher Poole	X	X	X	Chair
Stephen Richards(3)	X	X		X
Robert van Schoonenberg(4)	X	Chair	Chair	X
Total Meetings in Fiscal Year 2015	7	6	11	6

(1)
Mr. Dennis was a member of the Board of Directors effective May 13, 2015

(2)
Mr. Lawrence and Ms. O'Neil did not run for re-election and their terms on the Board of Directors ended effective May 13, 2015.

(3)
Mr. Richards served on the Nominating Committee and as Chairman of the Audit Committee until his passing in November 2015.

(4)
Mr. van Schoonenberg was named Chairman of the Audit Committee effective December 1, 2015 and Chairman of the Board effective January 15, 2016.

Director Nominations

        The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

        In fulfilling its responsibilities, the Nominating Committee considers the following factors:

  •
  the appropriate size of the Board and its committees;

  •
  personal and professional integrity, ethics and values;

  •
  professional background, including experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  general understanding of marketing, finance and other elements relevant to the success of a publicly held company in the current business environment;

  •
  experience in the Company's industry;

  •
  understanding of the Company's business on a technical and operational level;

  •
  experience as a board member of another publicly held company;

  •
  educational background, including academic expertise in an area of the Company's operations;

  •
  practical and mature business judgment and the ability to make independent analytical inquiries;

  •
  applicable regulatory and securities exchange requirements;

  •
  in determining whether to recommend a director for re-election, the director's past attendance at meetings and participation in and contributions to the activities of the Board;

  •
  the independence and absence of conflicts of interest of the candidate; and

  •
  other criteria or qualifications relevant to the execution of future Company operational or strategic plans.

        The Nominating Committee's goal is to have a diverse Board of Directors, which for the Company means assembling a group of directors that brings to the Company a variety of perspectives, backgrounds and skills derived from high quality business and professional experience. In doing so, the Nominating Committee may also consider candidates with appropriate non-business backgrounds.

        Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an "audit committee financial expert" as defined by SEC rules. In addition, the Nominating Committee recognizes that it must maintain compliance with NASDAQ Listing Rule 5605(b)(2), which requires that at least a majority of the members of the Board of Directors meet the definition of "independent director," as defined in NASDAQ Listing Rule 5605(a)(2).

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are

polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's common stock for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. To be evaluated in connection with the Company's established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year's annual meeting of stockholders, unless the date of the next annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the prior Annual Meeting of Stockholders. Any stockholder recommendation for a director nominee must be submitted to the Company's Chief Executive Officer in writing at 1055 E. Colorado Boulevard, Pasadena, CA 91106, and must contain the following information:

  •
  a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company's common stock and that the stock has been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  the candidate's name, age, contact information and current principal occupation or employment;

  •
  a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  the candidate's resume; and

  •
  three (3) references.

        The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

        Individuals may communicate with the Board by contacting: Alfredo Gomez, Corporate Secretary of the Company, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; e-mail: bod@guidancesoftware.com.

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. The Company's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the independent directors should be sent to the e-mail address or street address noted above, to the attention of the independent directors.

Board Member Independence

        The Board of Directors has determined that, except for Shawn McCreight and Patrick Dennis, all of the members of the Board of Directors are "independent" as independence is defined in the NASDAQ Listing Rules. Mr. Dennis is not considered independent because he is currently employed by the Company. Mr. McCreight is not considered independent because he was previously employed by the Company.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, employees and officers. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our Company, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

        The Company's corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Corporate Governance Guidelines, Insider Trading Policy, Board Confidentiality Policy and Code of Business Conduct and Ethics are available, free of charge, on our website at www.guidancesoftware.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents free of charge, to any stockholder upon written request to Investor Relations, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

Board Leadership Structure

        We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Robert van Schoonenberg, previously our Lead Independent Director, was named Chairman of the Board in January 2016. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, if any, provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board.

Board Responsibilities

        With respect to the Board's role in risk oversight of the Company, the Board discusses the Company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.

Vote Required

        The Board of Directors has adopted a policy regarding the election of directors, which provides that, in an uncontested election, when a director receives a greater number of votes "against" election than votes "for" election, he or she will, promptly following certification of the stockholder vote, offer his or her resignation. In connection with a director resignation, the Nominating Committee of the Board will consider the resignation offer and make a recommendation to the Board. The independent members of the Board will consider what is in the best interests of the Company and its stockholders, and the Board will consider all factors deemed relevant, including the director's tenure, qualifications, past and expected future contributions to the Company, and the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The

Board's actions may include (i) accepting the resignation offer or (ii) deferring acceptance of the resignation offer until a replacement director with certain necessary qualifications can be identified and elected to the Board. If the nomination of any of the McCreight Nominees is properly presented at the Annual Meeting, the election of directors will be a contested election and the policy discussed herein will not be applicable.

        You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. Under the Company's Bylaws, if the number of nominees exceeds the number of directors to be elected, which will be the case if the nomination of any of the McCreight Nominees is properly presented at the Annual Meeting, directors will be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. Election by a "plurality of the votes" means that the six nominees receiving the most votes will be elected as directors. If the nomination of all of the McCreight Nominees is not properly presented at the Annual Meeting, under the Company's Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the nominee for director assuming a quorum is present. A "majority of the votes cast" means that the number of votes cast "for" a director exceeds the number of votes cast "against" that director. If stockholders do not specify the manner in which their shares represented by a validly executed WHITE proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the six nominees named in this proxy statement and in the WHITE proxy card. If you hold your shares beneficially in "street name" and you do not instruct your broker how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Abstentions, broker non-votes and "withhold" votes will not be counted as votes cast and will have no effect on the result of the vote on the election of directors.

The Board of Directors recommends a vote "FOR" its six nominees for election as Director on the enclosed WHITE proxy card, and urges you
NOT to sign or return any proxy card(s) that you may receive from Mr. McCreight, his affiliates or any other party.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2016.

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2016 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The Company has entered into an engagement agreement with Ernst & Young LLP, which agreement sets forth the terms by which Ernst & Young will perform audit services for the Company. The engagement agreement is subject to alternative dispute resolution procedures.

        As part of its duties, the Audit Committee considered whether the provision of services, other than audit services, during the year ended December 31, 2015 by Ernst & Young LLP, the Company's independent registered public accountants for that period, was compatible with maintaining their independence. The following table sets forth the aggregate fees billed to us by Ernst & Young LLP and Deloitte & Touche LLP, our prior independent registered accountant until March 4, 2013, for the years ended December 31, 2014 and December 31, 2015:

	2014($)	2015($)
Audit Fees(1)	731,825	882,484
Audit Related(2)	20,000	30,000
Tax Fees(3)	124,254	192,618

(1)
Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." For 2014 and 2015, this amount includes $20,000 and $30,000, respectively, paid to Deloitte & Touche LLP related to obtaining their review and consent to our 2014 and 2015 10-K filing after their dismissal as our independent auditor on March 4, 2013.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval.

 Report of the Audit Committee and Other Audit Committee Matters

        The Audit Committee has recommended the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2016. In reaching its recommendation, the Audit Committee considered the qualifications of Ernst & Young LLP and discussed with Ernst & Young LLP their independence, including a review of the audit and non-audit services provided by them for the Company. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Ernst & Young LLP their written independence letter as required by Independence Standards Board Standard No. 1.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on the Company's consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, applicable law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Guidance Software, Inc. (the "Company") has reviewed and discussed the audited financial statements for fiscal year 2015 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

        This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report has been furnished by the Committee.

AUDIT COMMITTEE
Robert van Schoonenberg (Chair) Max Carnecchia Christopher Poole

Vote Required

        You may vote for or against this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed WHITE proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Broker non-votes will have no effect on the vote outcome.

The Board of Directors recommends a vote "FOR"
ratification of the appointment of Ernst & Young LLP on the enclosed WHITE proxy card.

 PROPOSAL 3

APPROVAL OF SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN, AS AMENDED

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE SECOND AMENDED AND
RESTATED 2004 EQUITY PLAN, AS AMENDED.

Introduction

        Our Board is asking shareholders to approve the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (the "Plan"), as amended by the Fourth Amendment thereto (the "Fourth Amendment"), including the material terms of performance goals that may apply to awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan, as amended by the Fourth Amendment (as so amended, the "Amended Plan"), is described in more detail below.

        Our Board, upon recommendation by the Compensation Committee, approved the Fourth Amendment in March 2016, subject to shareholder approval. If approved by our shareholders, the Amended Plan will become effective on the date of the Annual Meeting.

        If approved by our shareholders, the Fourth Amendment would modify the Plan to extend its term to November 10, 2018.

        The Plan is scheduled to automatically terminate on November 10, 2016, the tenth anniversary of the date upon which the Board adopted the Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan. In the event that the shareholders do not approve the Amended Plan, we will no longer be able to grant equity awards under the Plan after November 10, 2016. Long-term incentive compensation in the form of equity awards is a critical component of our compensation program that is intended to reward our employees for long-term sustained performance and to align the interests of our employees and non-employee directors with those of our shareholders. We are therefore proposing to extend the term of the Plan for two additional years in order to enable us to continue to grant equity awards during this period.

        The Fourth Amendment does not increase the number of shares authorized for issuance under the Plan and does not otherwise amend the Plan in any manner.

        As of March 8, 2016, grants covering approximately 1,951,000 shares of restricted stock were outstanding under the Plan and options to purchase approximately 1,962,000 shares of Common Stock were outstanding under the Plan. The outstanding options as of March 8, 2016 had a weighted-average exercise price of $6.65 and weighted-average remaining contractual life of 7.07 years. As of March 8, 2016, approximately 2,800,000 shares remained available for issuance under the Plan. The closing price of a share of our Common Stock on March 8, 2016 was $5.30.

Compensation and Governance Best Practices

        The Amended Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Amended Plan as follows:

  •
  No Increase to Shares Available for Issuance without Stockholder Approval.  Without stockholder approval, the Amended Plan prohibits any amendment that increases the total number of shares of Common Stock that may be issued under the Amended Plan (other than adjustments in connection with certain corporate reorganizations and other events).

  •
  Limitations on Grants.  No participant may be granted stock options or stock purchase rights to purchase more than 1,000,000 shares of Common Stock in any calendar year. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions.

  •
  No Repricing Options.  Neither our Board nor our Compensation Committee may, without the approval of our stockholders, reduce the price per share of a stock option after it is granted or cancel a stock option in exchange for cash or another award when the price per share of the option exceeds the fair market value of the underlying shares.

  •
  No In-the-Money Option Grants.  The Amended Plan prohibits the grant of options with an exercise price less than 100% of the fair market value of the Common Stock on the date of grant.

  •
  Independent Administration.  The Compensation Committee, which consists of only non-employee directors, generally will administer the Amended Plan if it is approved by our shareholders, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are "covered employees" within the meaning of Section 162(m) of the Code ("Section 162(m)").

Stockholder Approval Requirement

        Stockholder approval of the Amended Plan will constitute approval for purposes of (i) the stockholder approval requirements of Nasdaq for stock-based plans, (ii) satisfying the shareholder approval requirement under Section 162(m), so that the Compensation Committee has the discretion to grant equity-based awards under the Amended Plan that meet the requirements of "performance-based compensation" under Section 162(m), and (iii) satisfying the shareholder approval requirement under Section 422 of the Code so that the Compensation Committee has the discretion to grant incentive stock options, or ISOs.

        Specifically, approval of the Amended Plan will constitute approval of the material terms of the Amended Plan pursuant to the stockholder approval requirements of Section 162(m), which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through the term of the Amended Plan, preserving the deductibility of these awards for federal income tax purposes. In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Plan is discussed below. Stockholder approval of the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and the submission of the material terms of the Amended Plan's performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Amended Plan. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

        If the Amended Plan is not approved by our stockholders, the Fourth Amendment will not become effective, the Plan (without giving effect to the Fourth Amendment) will remain in effect, and we may continue to grant awards under the Plan until its expiration, subject to its terms, conditions and limitations.

Description of the Amended Plan

        The following sets forth a description of the material terms of the proposed Amended Plan. The following summary is qualified in its entirety by reference to the full text of the Fourth Amendment attached hereto as Appendix A, and the full text of the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan attached as Appendix A to the proxy statement on Schedule 14A filed with the SEC on March 30, 2010, the First Amendment thereto attached as Exhibit 10.28 to our quarterly report on Form 10-Q filed with the SEC on May 4, 2010, the Second Amendment thereto attached as Appendix 1 to the proxy statement on Schedule 14A filed with the SEC on March 23, 2012 and the Third Amendment thereto attached as Appendix 1 to the proxy statement on Schedule 14A filed with the SEC on April 12, 2015.

  Size of Share Pool

        Subject to certain adjustments set forth in the Amended Plan, the maximum number of shares of Common Stock that may be subject to stock options and other awards under the Amended Plan is 14,588,313 shares. If any shares covered by an award granted under the Amended Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Amended Plan. Shares of restricted stock that are forfeited or repurchased by the Company at their original purchase price will become available for future grant under the Amended Plan. However, shares which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will count against the limit of shares available for awards under the Amended Plan and will not be available for future grants of awards.

  Administration

        With respect to awards granted to Non-Employee Directors, the Amended Plan is administered by the full Board. With respect to all other awards, the Amended Plan is administered by the Compensation Committee. In addition, the Board may at any time exercise any rights and duties of the Compensation Committee under the Amended Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) are required to be determined in the sole discretion of the Compensation Committee. The Compensation Committee as plan administrator has the exclusive authority to administer the Amended Plan, including, but not limited to, the power to designate participants to whom options and stock purchase rights may from time to time be granted, the types and sizes of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price and timing of awards and the acceleration or waiver of any vesting restriction.

  Eligibility

        Employees and consultants of the Company or any parent or subsidiary corporation and members of the Board are eligible to receive stock options and stock purchase rights under the Amended Plan. Only employees of the Company or any parent or subsidiary corporation are eligible to be granted options that are intended to qualify as ISOs under Section 422 of the Code. As of March 8, 2016, approximately 430 employees, including 7 executive officers, 6 Non-Employee Directors and 2 consultants were eligible to participate in the Amended Plan.

  Awards

        The Amended Plan authorizes grants to employees of the Company or any parent or subsidiary corporation of stock options that are intended to qualify as ISOs under Section 422 of the Code. The Amended Plan also authorizes grants of non-qualified stock options and stock purchase rights to eligible employees, consultants and members of the Board. The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Amended Plan during any calendar year is 1,000,000.

  Stock Options

        Stock options granted under the Amended Plan may be either ISOs or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Amended Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. No ISO may be granted to a grantee who owns more than 10% of the Company's stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

        The plan administrator will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of Common Stock are delivered or deemed delivered to the optionees. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option's exercise by delivering shares owned by the optionee or issuable upon exercise of the option. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an ISO granted to a grantee who owns more than 10% of the Company's stock, five years from the date of grant).

  Stock Purchase Rights

        Eligible employees, consultants and directors may be issued shares of restricted stock pursuant to the grant of stock purchase rights under the Amended Plan. Restricted stock grants may be made in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock awards will be evidenced by a written agreement which may provide for restrictions on transferability, the right to repurchase shares upon the occurrence of certain specified events (such as a participant's termination, divorce, bankruptcy or insolvency) and such other restrictions as the plan administrator may determine. These restrictions and rights may lapse separately or in combination and at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines. In addition, any participant who exercises an "early exercise" option prior to its vesting will be issued restricted stock subject to similar restrictions.

  Performance-Based Awards

        The Amended Plan provides that the plan administrator may grant stock purchase rights (and issue restricted stock upon such purchase) intended to be qualified performance-based compensation to employees who are or may be "covered employees," as defined in Section 162(m). The Company may only grant stock purchase rights (and restricted stock) under the Amended Plan that qualify as performance-based compensation to the extent that the requirements of Section 162(m) are complied with, including the shareholder approval (and reapproval) requirements under Treasury Regulation Section 1.162-27(e)(4). The shareholder approval of the Amended Plan requested by this proposal is intended to satisfy such requirements.

        With respect to any stock purchase rights or restricted stock granted as performance-based awards, and within 90 days following the commencement of any fiscal year or other designated period of service, the plan administrator shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals and amounts of such awards which may be earned for such performance period and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards to be earned by each covered employee for such performance period.

        Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes and share-based compensation), adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit or operating margin, productivity, expense, costs, funds from operations, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, economic value, booked revenue pursuant to revenue recognition policies of the Company, and growth in deferred revenue. These performance criteria may be measured either in absolute terms by comparison to comparable performance in an earlier period(s) or as compared to results of a peer group, industry index, or other company or companies. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.

        In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        If any such awards are intended to be subject to Section 162(m), the award will be subject to such additional terms and conditions as required by Section 162(m).

        The Company is seeking reapproval of the material terms of the performance goals under which qualified performance-based compensation is to be paid under the Amended Plan (as required by Section 162(m)) in order to grant stock purchase rights (and issue restricted stock upon such purchase) under the Amended Plan that constitute "qualified performance-based compensation," as defined in Section 162(m).

  Non-Employee Director Grants

        Annual Restricted Stock Award.    The Amended Plan provides that (A) each individual who first becomes a Non-Employee Director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and (B) each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the Non-Employee Director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the

Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. For purposes of clarification, a Newly Elected Independent Director who first becomes a Non-Employee Director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant (each, as defined below)) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant (but not an Annual Restricted Stock award) on the date on which he or she initially becomes a Non-Employee Director.

        Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.    In lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each Newly Elected Non-Employee Director will automatically be awarded on the date on which such individual initially becomes a Non-Employee Director (the "Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of Common Stock on the Initial Grant Date (the "Initial Grant"). Subject to the Non-Employee Director's continued service with the Company, each Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

        In addition to the Initial Grant award, each Newly Elected Non-Employee Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of stockholders will automatically be granted on the Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of Common Stock on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Subject to the Non-Employee Director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date.

  Transferability of Awards

        The Amended Plan allows the plan administrator, in its sole discretion, to grant awards that may be transferred to "family members" of the holder, within the meaning of the Securities Act of 1933, or any other transferee specifically approved by the plan administrator after taking into account any state, federal, local or foreign tax and securities laws. The Amended Plan provides that no award may be transferable for consideration absent stockholder approval.

  Adjustment of Securities

        In the event of any distribution, change in capitalization, or corporate transaction or event that affects the Common Stock, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change or event: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which stock options or stock purchase rights may be granted under the Amended Plan, (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding options, stock purchase rights, or restricted stock, and/or (iii) the grant or exercise price of any option or stock purchase right.

        The Compensation Committee also has the authority to take certain other actions with respect to outstanding awards in the event of a corporate transaction or change in the Company's corporate structure or capitalization, including provision for the cash-out, termination, assumption or substitution of such awards.

  Change in Control

        The Amended Plan provides that if a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse at least 10 days prior to the closing of the change in control transaction. In addition, even if the awards are converted, assumed or replaced, awards granted under the Amended Plan may, at the plan administrator's discretion, be subject to accelerated vesting in the event of a change in control, provided that the holder of the award continues to be a service provider until the change in control occurs. It has been the Company's practice to provide in individual award agreements that awards will be subject to such accelerated vesting in full in the event of a change in control, and the Company expects to continue this practice.

        The Amended Plan generally provides that the occurrence of any of the following events will constitute a change in control under the Amended Plan: (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Shawn McCreight or The McCreight Living Trust, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) hereof whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office) who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company's stockholders approve a liquidation or dissolution of the Company.

  Amendment, Modification or Termination

        The Board has the authority to suspend, terminate, or amend the Amended Plan at any time. However, no amendment will be effective unless approved by the Company's stockholders if stockholder approval is required by law, and no action of the Board may, without stockholder approval, increase the maximum number of shares issuable under the Amended Plan, or extend the term of the Amended Plan. In addition, no amendment, suspension, or termination may impair any existing participant's rights under the Amended Plan or any award without the written consent of such participant. Without giving effect to the Fourth Amendment, the Plan will automatically terminate on, and no award may be granted under the Plan after, November 10, 2016. If the Amended Plan is approved by our shareholders, the term will be extended to November 10, 2018, and awards may be granted under the Amended Plan until that date.

  Section 409A of the Code

        To the extent applicable, the Amended Plan and all award agreements thereunder will be interpreted in accordance with Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Amended Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

Federal Income Tax Aspects of Awards under the Plan

        The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock purchase rights. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Amended Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Amended Plan, particularly in jurisdictions outside the United States.

        Stock Options.    If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option, except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, then, upon an optionee's sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

        An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for at least the applicable long-term capital gain period (currently 12 months).

        Stock Purchase Rights.    Generally, a participant will not be taxed upon the grant of a stock purchase right or the issuance of restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will generally recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the difference between the fair market value of the Common Stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

        Section 162(m).    Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Qualified performance-based compensation ("QPBC") is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more "outside directors," (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options, the compensation committee has certified that the performance goals have been met prior to payment.

        The Amended Plan is designed to permit the Compensation Committee to grant awards which may qualify as QPBC under Section 162(m); however, awards granted under the Amended Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Amended Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives' vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

        Section 280G of the Code.    Awards that are granted, accelerated or enhanced in connection with a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

New Plan Benefits

        Awards under the Amended Plan are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan. However, as described above, Non-Employee Directors are entitled to receive an annual award of restricted stock with a value of $80,000 for their service on our Board. Other than with respect to the annual awards to our Non-Employee Directors, the amount of awards or benefits to be received by any individual under the Amended Plan is therefore not determinable.

        The table below sets forth the estimated awards expected to be made under the Amended Plan to our Non-Employee Directors during 2016. In addition, certain tables below under the general heading "Executive Compensation," including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, Option Exercises and Stock Vested Table, and Equity Compensation Plan Information Table, set forth information with respect to prior awards granted to the Company's individual named executive officers under the Plan.

New Plan Benefits
Under Second Amended and Restated 2004 Equity Incentive Plan, as Amended

Name	Dollar Value ($)		Number of Shares/Units Covered by Awards
Patrick Dennis, President and Chief Executive Officer		(1)		(1)
Barry Plaga, Chief Operating Officer and Chief Financial Officer		(1)		(1)
Mark Harrington, Former Senior Vice President, General Counsel and Corporate Secretary		(1)		(1)
Jay Ackerman, Former Chief Revenue Officer		(1)		(1)
Ken Basore, Senior Vice President, Product Development		(1)		(1)
David Hydorn, Vice President, Professional Services		(1)		(1)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group	$480,000	(2)		(1)
All employees who are not executive officers as a group		(1)		(1)

(1)
Not determinable at this time.

(2)
Each Non-Employee Director will receive an annual grant of restricted stock with a value of $80,000.

        The following table provides information as of March 8, 2016, with respect to awards granted under the Plan to our individual named executive officers, directors and other groups since the inception of the Plan in 2004.

 Awards Granted Under Second Amended and Restated 2004 Equity Incentive Plan, as Amended
Since Inception of Plan Through March 8, 2016

Name	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Patrick Dennis, President and Chief Executive Officer	305,333	128,424
Barry Plaga, Chief Operating Officer and Chief Financial Officer	250,000	351,094
Mark Harrington, Former Senior Vice President, General Counsel and Corporate Secretary	110,000	156,214
Jay Ackerman, Former Chief Revenue Officer	150,000	75,000
Ken Basore, Senior Vice President, Product Development	89,180	146,673
David Hydorn, Vice President, Professional Services	61,940	70,670
All Current Executive Officers, as a Group	792,892	939,416
All Current Directors Who Are Not Executive Officers, as a Group	164,800	430,663
Max Carnecchia, Director	—	23,007
Christopher Poole, Director	—	35,530
Robert van Schoonenberg, Director	40,000	88,699
Wade Loo, Director	—	12,415
Reynolds Bish, Director	—	12,415
Each Associate of Any of Such Directors, Executive Officers or Nominees for Director	—	—
Each Other Person Who Received or is to Receive 5% of such Options or Rights	—	—
All Employees, Including all Current Officers Who Are Not Executive Officers, as a Group	5,099,692	7,977,591

Required Vote for Approval and Recommendation of the Board of Directors

        You may vote for or against this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Fourth Amendment to the Second Amended and Restated Equity Award Plan. If stockholders do not specify the manner in which their shares represented by a validly executed WHITE proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the approval of the Fourth Amendment to the Second Amended and Restated Equity Award Plan. Abstentions will have the same effect as votes cast against the proposal. Broker non-votes will have no effect on the vote outcome.

        If our stockholders do not approve this proposal, the Plan will remain in full force without giving effect to the Fourth Amendment, and the Company may continue to grant awards under the Plan until November 10, 2016, at which time the Plan will expire.

        The Board believes that the Fourth Amendment is desirable to accomplish the objectives of the Plan and is in the best interest of our stockholders. In particular, extending the life of the Plan will enable the Company to provide equity incentives to directors, executive officers and other employees after November 10, 2016, aligning their compensation with stockholder value creation, and thereby helping the Company grow and the share price to increase over time.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL TO AMEND THE COMPANY'S FOURTH AMENDED AND RESTATED BYLAWS TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

The Proposal

        Mr. McCreight has provided notice under the Company's Bylaws that he intends to submit a stockholder proposal for consideration at the Annual Meeting to amend the Bylaws to provide holders of at least 15% of the Company's outstanding shares of common stock the right to call special meetings of stockholders. The Board does not believe it is in the best interests of the Company's stockholders to amend the Bylaws in this manner.

        Under Mr. McCreight's stockholder proposal, Section 2.2 of the Bylaws would be deleted in its entirety and replaced with the following proposed language:

  Section 2.2. Special Meeting. A special meeting of the stockholders may be called at any time only by the (i) Board of Directors, (ii) the Chairman, (iii) the Chief Executive Officer or (iv) stockholders owning not less than fifteen percent of the outstanding stock entitled to vote at such meeting by delivering a written request to the Secretary of the Corporation at the principal executive offices of the Corporation, which request shall set forth the purpose or purposes for which the special meeting is called. Upon receipt of any such stockholder request, it shall be the duty of the Secretary to fix the date and time of the meeting, to be held not more than 75 days following receipt of the request, and to give notice thereof. If the Secretary shall neglect to refuse to fix the date and time of the meeting, the person or persons calling the meeting may do so.

Opposition Statement to Proposed Amendment to the Amended and Restated Bylaws to Permit Stockholders to Call Special Meetings

        Giving holders of as little as 15% of our outstanding shares of common stock the unlimited ability to call special meetings for any purpose at any time could result in the waste of corporate resources and could be extremely disruptive to the Company's operations. Convening a special meeting is an extremely expensive and time-consuming process. There are significant costs associated with the preparation, printing and dissemination of the required disclosure documents, with an estimated cost to the Company of approximately $250,000 per special meeting. The process of calling and conducting a stockholder meeting also requires significant time and energy of the Board and senior management that would otherwise be directed towards managing the Company in an effective and efficient manner. This proposed right to call a special meeting is also ripe for abuse as the proposal would permit a small, minority group of stockholders to use the extraordinary measure of calling a special meeting to serve such group's potentially narrow, short-term self-interests, which may be adverse to the interests of the Company's other stockholders and contrary to the long-term best interests of the Company.

        Furthermore, the proposed Bylaw amendment has none of the customary procedural requirements related to, among other things:

  •
  how the ownership threshold is calculated and whether the stockholder may include shares in which it has no true economic interest,

  •
  continued ownership of the specified ownership threshold through the requested special meeting date,

  •
  limiting the right to request a special meeting to consider only business that is not substantially similar to business that has been, or will be, considered at stockholder meetings within specified periods of time, and

  •
  requiring the requesting stockholder provide certain basic information, similar to what is required to submit a stockholder proposal or director nominee under an advanced notice bylaw provision.

        These requirements promote accountability and transparency by ensuring information about the identity of the stockholder requesting a special meeting is available to the Company and stockholders. Without this information, the Company and its stockholders would be unable to evaluate the business proposed to be considered in context, taking into consideration the stockholder's self-interest and other relevant factors. The requirement of continued ownership also ensures that stockholders submitting proposals have a vested interest in the Company's long-term prospects as opposed to pursuing potentially narrow and short-term self-interests. The proposed amendment would also allow beneficial stockholders to request special meetings, which would also undermine both the accountability and transparency of the requesting stockholder. Finally, the proposed amendment would allow the requesting stockholder itself to call a stockholder meeting under certain circumstances which would be ripe for abuse and create many procedural complications. For example, in the case of Mr. McCreight, who through the McCreight Living Trust is the only current stockholder holding more than 15% of our shares of common stock, he could bring proposals that are for his own benefit and do not generally serve the interest of other stockholders or the Company. Due to the lack of customary procedural requirements in the proposal, as discussed above, a number of procedural complications could occur.

        The Board believes that special meetings should occur only when fiduciary obligations, strategic transactions or similar considerations require that matters be addressed expeditiously before the next annual meeting of stockholders.

Vote Required

        You may vote for or against this stockholder proposal or you may abstain from voting. The affirmative vote of a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors is required to adopt Proposal 4. Abstentions and broker non-votes will have the same effect as voting against the proposal. If the proposal is not properly presented by Mr. McCreight at the Annual Meeting, it will not be voted upon.

        We believe Mr. McCreight's proposed amendment to the Company's Bylaws would, if passed, be ineffective and contrary to Delaware law as it directly conflicts with our Amended and Restated Certificate of Incorporation.

The Board unanimously recommends a vote "AGAINST" the foregoing stockholder proposal to amend the Company's Bylaws to allow stockholders to call special meetings on the enclosed WHITE proxy card, and urges you NOT to sign or return any proxy card(s) that you may receive from Mr. McCreight, his affiliates or any other party.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of March 8, 2016, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.

        Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is c/o Guidance Software, Inc. 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Owners of 5% or More of Outstanding Shares:
Shawn McCreight(2)	9,086,384	29.68
PRIMECAP Management Company(3)	4,585,315	14.98
RGM Capital, LLC(4)	3,882,421	12.68
Vanguard Investment Series PLC US Oppt. Fund(5)	1,584,400	5.17
NEOs:
Patrick Dennis(6)	204,757	*
Barry Plaga(7)	317,225	*
Mark Harrington	44,464	*
Ken Basore(8)	80,392	*
David Hydorn(9)	52,420	*
Jay Ackerman	11,619	*
Directors:
Max Carnecchia	23,007	*
Jeff Lawrence	128,734	*
Kathleen O'Neil	124,334	*
Christopher Poole	35,530	*
Stephen Richards	131,114	*
Wade Loo		*
Reynolds C. Bish		*
Robert van Schoonenberg(10)	141,699	*
NEOs and directors as a group (14 persons)(11)	10,382,596	33.88

*
Represents less than 1%.

(1)
Applicable percentage ownership is based on 30,607,000 shares of common stock and unvested shares of restricted stock that were outstanding as of March 8, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after March 8, 2016, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Consists of 9,086,384 shares held by The McCreight Living Trust, of which Mr. McCreight and his spouse, Jennifer McCreight, are trustees. In their capacity as trustees, Mr. and Mrs. McCreight exercise all voting and investment power with respect to the shares owned by The McCreight Living Trust. Does not include 156,986 shares held by the McCreight Irrevocable Trust for which Mr. and Mrs. McCreight have no voting or investment power.

(3)
Information provided pursuant to a Schedule 13G/A form filed by PRIMECAP Management Company and Karen Chen, on February 12, 2016.

(4)
Information provided pursuant via a Schedule 13F filed by RGM Capital, LLC and Robert G. Moses on December 22, 2015.

(5)
Information provided pursuant to a Schedule 13G/A form filed by Vanguard Investment Series PLC - U.S. Opportunities Fund, and F. William McNabb III on February 9, 2016.

(6)
Includes 76,333 shares issued upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 8, 2016.

(7)
Includes 106,250 shares issued upon the exercise of options all of which will have vested and be exercisable within 60 days after March 8, 2016

(8)
Includes 26,300 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 8, 2016.

(9)
Includes 27,500 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 8, 2016.

(10)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 8, 2016, and includes 79,806 shares held in the name of the Robert van Schoonenberg Trust, dated March 11, 1998.

(11)
Includes an aggregate of 750,210 shares issuable upon the exercise of options granted to our executive officers and directors that are vested and exercisable within 60 days after March 8, 2016.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were substantially met in a timely manner.

EQUITY COMPENSATION PLAN INFORMATION

        Information about our equity compensation plans at December 31, 2015 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Shares to be Issued Upon Vesting of Restricted Stock Awards	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders	1,674,629	7.63	2,049,281	3,263,170

 EXECUTIVE OFFICERS

Our Executive Officers

        The following table sets forth information as to persons who constitute our current executive officers:

Name	Age	Position(s)
Patrick Dennis	39	Chief Executive Officer, President and Director
Barry Plaga	54	Chief Financial Officer and Chief Operating Officer
Michael Harris	54	Chief Marketing Officer
Ken Basore	51	Sr. Vice President, Product Engineering
Alfredo Gomez	43	Sr. Vice President, General Counsel and Corporate Secretary
Stephanie Urbach	49	Sr. Vice President, Human Resources
Rasmus van der Colff	49	Vice President, Finance and Chief Accounting Officer
David Hydorn	46	Vice President, Professional Services

        Patrick Dennis.    Please see "Election of Directors" for more information about Mr. Dennis.

        Barry Plaga has served as Chief Operating Officer since May 1, 2015 and as Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun's Oracle ERP project. Previously he served for six years as Chief Financial Officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Mr. Plaga oversaw the sale of SeeBeyond to Sun Microsystems Inc. in August of 2005. Prior to SeeBeyond, Mr. Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Mr. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

        Michael Harris has served as Chief Marketing Officer since April, 2015, and is responsible for all global marketing and product marketing efforts for the company and its EnCase® security, e-discovery and forensic investigation products. Mr. Harris has led a broad range of businesses from startups to multi-billion dollar public companies. Prior to joining Guidance Software, Mr. Harris served as Vice President, Products for j2 Global, a world leader in cloud services where he set the product direction, priorities and roadmap, as well as led merger and acquisition product integrations. Mr. Harris also held CEO roles for a number of technology startups while at Idealab, as well as serving as CEO for Adapt Technologies. Before Adapt, he held senior executive leadership roles at Yahoo!'s Overture Services Division, FileNET, and Stac Software. Mr. Harris earned his B.S., Business & Information Systems at Cal Poly University, Pomona CA.

        Ken Basore has served as Senior Vice President, Product Engineering since November, 2015, and has worked in senior management positions within the Company for the past fifteen years. A 20-year veteran of law enforcement and a computer forensic expert for more than 12 years, he directs the development of the company's software and hardware products and supervises worldwide Training operations, Customer Service and Facilities. As Senior Vice President, Product Engineering, he oversees all aspects of product engineering for existing and future products. Previously, Mr. Basore was a police officer for 17 years where he developed the first Regional Computer Forensics Laboratory in San Diego, California. Basore is a certified Electronic Evidence Collection Specialist, a Federal Bureau of Investigation-Computer Analysis Response Team (CART) forensic examiner and an EnCase Certified Examiner. He is also a member of the High Technology Crime and Investigation Association (HTCIA) and the International Association of Computer Investigative Specialists (IACIS).

        Alfredo Gomez has served as Senior Vice President, General Counsel, and Corporate Secretary since October, 2015. He directs worldwide legal operations for Guidance Software, including software licensing, securities and general corporate law. Previously, Mr. Gomez served as Deputy General Counsel at Hanmi Bank (NASDAQ: HAFC) and General Counsel at EMCORE Corporation (NASDAQ: EMKR). In these positions, he directed and executed on legal strategies in the areas of contracts, litigation, employment, compliance, governance, and securities. Gomez has also held legal positions at j2 Global Communications Inc. (NASDAQ: JCOM), Western Digital Corporation (NYSE: WDC), and Stradling Yocca Carlson & Rauth, LLP. He earned his J.D. from the Georgetown University Law Center and a bachelor's degree in economics from Stanford University.

        Stephanie Urbach has served as Senior Vice President, Human Resources since February, 2015. Previously, Ms. Urbach worked as a human resources leader for Jacobs Engineering Group, Inc., (JEC) leading global HR efforts for both the sales and safety organization, totaling over 4,000 employees. From 1988 to 2012, Ms. Urbach held various leadership positions at Avery Dennison (AVY), including head of human resources for technology. As an integral member of the Human Resources Leadership Team, she was responsible for the end-to-end human resources strategy for over 2,500 IT and R&D employees in over 50 countries. She led the IT organizational redesign and created a shared service operating model for all 3 strategic business units and corporate headquarters. This shared service model, which optimized cost, created global talent leverage and improved leadership, and received the 2011 Avery Dennison Leadership Award for seamless execution. Ms. Urbach has been a member of the Society for Human Resource Management since 1988, and has previously served on the boards of both the National Charity League and Junior League of Pasadena. She earned a B.A. in English American Studies from the University of California at Los Angeles.

        Rasmus van der Colff has served as Vice President Finance and Chief Accounting Officer, since March 2009. Prior to joining the Company, he served as Vice President, Corporate Controller and Chief Accounting Officer for THQ, Inc. (NASDQ: THQI), where he oversaw worldwide accounting, financial reporting and tax. Prior to THQ, Inc. he served two years at Sun Microsystems as Director of Global Accounting, where he was responsible for overseeing the worldwide accounting organization. Previously he served as Vice President Finance and Chief Accounting Officer for SeeBeyond Technology Corporation (NASDAQ: SBYN), overseeing worldwide accounting, financial reporting and tax. Prior to SeeBeyond, he served as Vice President Finance for Activision, Inc. (NASDAQ: ATVI) for three years and Corporate Controller for three years before that. Mr. van der Colff was also an auditor with KPMG in South Africa for four years. He is a Certified Public Accountant and holds a graduate degree from the University of South Africa and an undergraduate degree from the University of Pretoria, South Africa.

        David G. Hydorn has served as the Vice President of Professional Services, since January, 2015. Mr. Hydorn is responsible for all of the Company's customer facing technical departments including the pre-sales solution consultants, training and technical support staff. Mr Hydorn joined Guidance in July 2002, joining as one of first account executives. Since joining the Company, Mr. Hydorn has risen up the ranks, holding roles as Western Regional Sales Director, VP of North American Commercial Sales and VP of Strategic Accounts prior to his current role. Prior to the Company, Mr. Hydorn spent the over 5 years in the information security industry working for Qualys, Counterpane Internet Security and Network Associates. David was a founding board member of the New England Information Security Forensic Association and served on the Board of Directors for the New England Chapter of the Information Systems Security Association for 4 years. Mr. Hydorn earned a B.A. in History from Massachusetts College of Liberal Arts.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made with respect thereto in 2015 for our Named Executive Officers ("NEOs") as determined under the rules of the SEC. Our 2015 NEOs were as follows:

Name	Position
Patrick Dennis(1)	President and Chief Executive Officer
Barry Plaga	Chief Financial Officer and Chief Operating Officer
Mark Harrington(2)	Former SVP, General Counsel and Corporate Secretary
Jay Ackerman(3)	Former Chief Revenue Officer
Ken Basore	SVP, Product Engineering
David Hydorn	VP, Professional Services

(1)
Mr. Dennis joined the Company on May 1, 2015.

(2)
Mr. Harrington separated from employment with the Company on July 15, 2015.

(3)
Mr. Ackerman separated from employment with the Company on January 15, 2016.

        The Company is a leading global provider of forensic security solutions. The Company's executive compensation philosophy is that executive compensation programs should be designed to attract, motivate and retain highly qualified executives. Historically, the Company has aimed to provide its executives with base salary to offer a degree of financial certainty and stability, annual incentive compensation to help motivate our executives to achieve annual short-term objectives, and equity incentive awards to reward the creation of stockholder value over the long term. Our philosophy, however, is to protect stockholder value by paying only for excellent performance by our executives and not to pay for sub-par performance.

        In May 2014, we held a stockholder advisory vote to approve the compensation of our NEOs (the "say-on-pay proposal"). Our stockholders approved the compensation of our NEOs, with approximately 81% of stockholder votes cast in favor of the say-on-pay proposal. The next say-on-pay advisory vote will be held at the 2017 annual meeting of stockholders, in accordance with the triennial schedule established in 2011. The Compensation Committee believes that the 2014 vote affirms our stockholders' support of our approach to NEO compensation and continued to follow that same approach for purposes of determining 2015 NEO compensation.

Pay-for-Performance

        Pay for performance is an important component of the Company's compensation philosophy. Consistent with this focus, the Company's compensation program includes annual cash incentives and long-term equity incentives.

Performance Objectives

        For executives who were eligible to participate in the Company's 2015 Executive Bonus Plan (the "2015 Executive Bonus Plan"), which include Messrs. Dennis, Plaga, Harrington and Basore, the Company measures the executive's performance based only on corporate goals. The corporate goals under the 2015 Executive Bonus Plan include two financial metrics, the first of which consists of revenue recognized in accordance with accounting principles generally accepted in the United States ("GAAP"), and the second of which consists of non-GAAP operating income.

        Messrs. Ackerman and Hydorn participated in the Company's 2015 Sales Commission Plan (the "2015 Commission Plan") which measures the executive's performance based on company and individual goals. The corporate goals under the 2015 Commission Plan include Licensed Product revenue and Professional Services revenue.

2015 Performance and How Performance is Linked to Pay

        Based on the Company's performance in 2015, we did not meet the minimum financial performance thresholds under the 2015 Executive Bonus Plan:

  •
  Revenue was $107.0 million, which was below the minimum threshold of $110 million established by the Compensation Committee; and

  •
  Non-GAAP operating loss was $5.1 million, which was below the minimum threshold of a loss of $2.4 million established by the Compensation Committee.

        As a result, none of Messrs. Dennis, Plaga, Harrington or Basore received a bonus payment under the 2015 Executive Bonus Plan. The commission and bonus payouts to Messrs. Ackerman and Hydorn with respect to the performance metrics of their respective commission plans were equal to approximately 76.6% and 128% of each executive's On Target amount for the year, respectively. See the "Annual Cash Incentives" section below for additional details.

Shareholder Interest Alignment

        We believe that our compensation programs are strongly aligned with the long-term interests of our shareholders. We provide pay that is highly leveraged toward performance-based and "at-risk" cash and equity in order to align total compensation with shareholder interests by encouraging long-term performance. Performance-based and "at risk" cash and equity represent a significant portion of the compensation of our NEOs as a percentage of total compensation with approximately 81.3% of Mr. Dennis' 2015 total target direct compensation based on such elements of compensation, and approximately 61.7% of 2015 total target direct compensation based on such elements of compensation for all other NEOs. The table below shows the 2015 total target direct compensation mix for Mr. Dennis (as our President and Chief Executive Officer in 2015) and the aggregate 2015 target total direct compensation for the other NEOs.

 2015 Target Total Direct Compensation Pay Mix*

	Target
	Amount	Percentage of Target Total Direct Compensation
President and Chief Executive Officer
Base Salary	$450,000	18.7%
On Target Annual Cash Incentive	$450,000	18.7%
Long-Term Equity Compensation	$1,501,658	62.6%

Total	$2,401,658	100%
All Other NEOs (Excluding President and Chief Executive Officer)
Base Salary	$1,453,670	38.3%
On Target Annual Cash Incentive	$1,079,200	28.4%
Long-Term Equity Compensation	$1,263,374	33.3%

Total	$3,796,244	100%

*
Total Target Direct Compensation is the sum of (i) annual base salary as approved by the Compensation Committee in January 2015 (or upon the executive's start date in 2015, as applicable), (ii) On Target annual cash incentive as shown in the "2015 On Target Annual Cash Incentive" table below, and (iii) the target value of the annual long-term incentive grant, which is calculated to be the grant date fair value of restricted stock awards, and, with respect to Messrs. Dennis and Plaga, stock option awards, granted in February 2015, or with respect to Mr. Dennis, in May 2015.

Good Governance and Best Practices

        In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.

        The Company provides competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

  •
  Does not provide supplemental retirement benefits to the NEOs;

  •
  Does not provide perquisites to the NEOs unless they are generally available to all employees;

  •
  Does not generally provide extraordinary relocation payments to NEOs;

  •
  Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

  •
  Has not engaged in the practice of re-pricing/exchanging stock options;

  •
  Does not provide for any "modified single trigger" severance payments to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO, other than Mr. Basore's amended 2005 arrangement*;

  •
  Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of four years.

  •
  Does not permit our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

*
Mr. Basore's change in control severance arrangement, which includes a modified single trigger and partial tax gross-up, was entered into in 2005 and amended in 2008, and has not been subsequently amended.

Processes and Procedures for Considering Compensation

Compensation Committee Scope of Authority

        The Committee has authority: (1) to discharge the Board's responsibilities relating to compensation of the Company's NEOs, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company, and (2) to oversee the development and implementation of succession planning for Company senior management positions.

        In addition to the powers and responsibilities expressly delegated to the Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in its charter or otherwise may be exercised and carried out by the Committee as it deems appropriate without requiring Board approval, and any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Committee, is at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee has and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee has the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Role of the Compensation Committee in Determining or Recommending Compensation

        The Committee, at least annually, reviews and approves corporate goals and objectives relating to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the compensation of the CEO based on such evaluation. The Committee has sole authority to determine the CEO's compensation. In addition, the Committee, at least annually, reviews and approves all compensation for all directors and for the NEOs, including any employment agreement, change in control arrangement, or severance arrangement for each NEO. The Committee also reviews and approves annual corporate goals and objectives for our NEOs and evaluates performance of these officers in light of those goals and objectives and approves compensation for these officers based on such evaluations.

        The Committee periodically manages and reviews all annual bonus, long-term incentive compensation, equity award, employee pension and welfare benefit plans, including our 401(k) plan, long-term incentive plan, annual cash incentive plan and others. The Committee also establishes and periodically reviews policies concerning benefits. The Committee periodically reviews the Company's policy regarding compensation paid to the Company's NEOs in excess of limits deductible under Section 162(m) of the Code and determines the Company's policy with respect to change of control or "parachute" payments.

Role of the Chief Executive Officer in Determining or Recommending Compensation

        The CEO does not determine his compensation and, since the formation of the Committee, has not determined the compensation of the other NEOs. However, the Committee may request proposals from the CEO from time to time regarding incentive compensation targets or other compensation for any NEOs. In general, the CEO makes recommendations to the Compensation Committee regarding compensation changes for his direct reports and the Compensation Committee meets in executive session to discuss the CEO's annual compensation.

Compensation Consultant

        The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

        In January, 2013, the Compensation Committee engaged the services of ExeQuity LLP ("ExeQuity") to advise the Compensation Committee on matters related to CEO and executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in the Company's SEC filings, and considered those findings for purposes of determining the compensation of our NEOs for fiscal year 2013 and considered those findings again for fiscal years 2014 and 2015. ExeQuity did not provide any other services to the Company or management other than work for the Compensation Committee on these matters. The Compensation Committee has determined that ExeQuity is independent and does not have any conflicts of interest with the Company. However, in fulfilling its responsibilities, ExeQuity interacted with management or the Company's other outside advisors to the extent necessary or appropriate.

Compensation Philosophy and Peer Group Review

        The Compensation Committee and the Company worked with ExeQuity to develop a list of comparative companies for purposes of establishing executive compensation of our NEOs. Based on ExeQuity's advice, the Compensation Committee reviewed compensation data from fourteen publicly traded peer companies (the "Market Study"). The Compensation Committee determined that it was appropriate to also use the Market Study for purposes of establishing the executive compensation of our Named Executive Officers for the fiscal year 2015. The fourteen peer companies in our Market Study selected for our 2015 peer group were in the software industry, had annual revenues ranging from $87 to $224 million, comparable pay models and served mainly business customers. These peer companies were: (i) American Software, Inc., (ii) Broadsoft, Inc., (iii) Callidus Software, Inc., (iv) Gigamon, Inc., (v) Imperva, Inc. (vi) Infoblox, Inc., (vii) Interactive Intelligence Group, Inc., (viii) Jive Software, Inc., (ix) Proofpoint, Inc. (x) PROS Holdings, Inc., (xi) QAD, Inc., (xii) Qualys, Inc. (xiii) Tangoe, Inc., and (xiv)VASCO Data Security International.

        The Company's goal is to attract and retain high caliber executives that are capable of executing our business and growth strategy. To this end, the Compensation Committee has designed our executive compensation program so that achieving the Total Target Direct Compensation (as defined above) level requires attaining strategic objectives, corporate performance goals and individual goals. Base salary is the non-variable portion of the compensation of our NEOs. Our annual cash bonuses aim to compensate executives for annual performance of the Company in a given fiscal year, while equity compensation is designed to compensate corporate executives for long-term growth and performance of the Company in a manner that maximizes shareholder value. The Company's compensation philosophy is that Total Target Direct Compensation should approximate the fiftieth percentile, when measured against comparable executives at peer group companies, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

        In keeping with the Company's compensation philosophy, historically the Compensation Committee has targeted total target direct compensation of our NEOs to approximate the fiftieth percentile of peer companies. In January 2015, after reviewing the Market Study and in consideration of Company and individual performance, the Compensation Committee confirmed its equity compensation component was properly designed so that the annual equity compensation component of our NEOs for 2015 would meet or exceed the fiftieth percentile of the peer group. As a result, the average 2015 Total Target Direct Compensation of our NEOs, as a group, slightly exceeds the median of the peer group, with variances related to the relative market capitalization of the Company to its peers and variances of specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

Base Salaries

        Base salaries for NEOs are set with regard to the individual's position within the Company and the individual's current and sustained performance results. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive's area of responsibility, the executive's significant impact on strategic goals, the length of service with the Company, or revisions to the Company's compensation philosophy. After reviewing the Market Study, the Compensation Committee decided not to increase the base salaries of our NEOs for 2015, except that Mr. Harrington's base salary was increased from $270,000 to $280,000 and Mr. Basore's base salary was increased from $235,000 to $260,000, in each case due to taking on increased responsibilities and/or promotions, effective February 1, 2015. Base salaries for 2014, 2015 and 2016 are summarized below:

		Base Salary
Name	Position	2016	2015	2014
Patrick Dennis(1)	CEO and President	$450,000	$450,000	N/A
Barry Plaga	CFO and COO	$360,000	$360,000	$360,000
Mark Harrington(2)	Former SVP, GC and Corp Sec	N/A	$280,000	$270,000
Jay Ackerman	Former CRO	$350,000	$350,000	N/A
Ken Basore	SVP, Product Engineering	$260,000	$260,000	$235,000
David Hydorn	VP, Professional Services	$203,670	$203,670	$200,000

(1)
Mr. Dennis joined the Company on May 1, 2015.

(2)
Mr. Harrington separated from employment with the Company on July 15, 2015.

Annual Cash Incentives

        In addition to base salaries, the Compensation Committee believes that annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Annual cash incentives for NEOs in 2015 were targeted to fall within the fiftieth to seventy-fifth percentile of comparable levels of our peer groups in the Market Study. Each year, the Compensation Committee establishes a range of cash incentive bonus opportunities for the NEOs ("Target Annual Incentives"). The Compensation Committee then works with the CEO to develop individual performance goals that are set at levels the Compensation Committee believes are challenging, but possible, for the NEOs to achieve. The amounts of annual cash incentives increase to the extent the Company and the individual meet and exceed performance expectations.

        At the end of each year, the Committee measures the level of achievement for each corporate and/or individual performance goal and awards credit for the achievement of goals as a percentage of the Target Annual Incentive. Final determinations as to annual cash incentive levels are then based on the achievement of applicable goals. Actual incentives are generally paid to the executives in the first quarter of the subsequent fiscal year. The Committee assigns an On Target Annual Cash Incentive as a percentage of an executive's base salary. The 2015 On Target Annual Cash Incentive of our NEOs, was as follows:

2015 On Target Annual Cash Incentive

Name	Position	Percentage of Base Salary	On Target Annual Cash Incentive
Patrick Dennis	CEO and President	100%	$450,000
Barry Plaga	CFO and COO	62%	$223,000
Mark Harrington	Former SVP, GC and Corp Sec	50%	$135,000
Jay Ackerman	Former CRO	114%	$399,000
Ken Basore	SVP, Product Engineering	45%	$117,000
David Hydorn	VP, Professional Services	98%	$200,000

2015 Executive Bonus Plan—Messrs. Dennis, Plaga, Harrington and Basore

        For 2015, the On Target Annual Cash Incentive for Messrs. Dennis, Plaga, Harrington and Basore was awarded pursuant to the 2015 Executive Bonus Plan, which triggers a cash incentive payout to the extent the Company achieved certain financial targets (collectively, the "Financial Metric").

Financial Metric

        For the Financial Metric, a sliding scale was adopted whereby the initial threshold payout was set at 25%, the median threshold payout was 50%, the target payout was 100% and the maximum payout was 150% of the Target Annual Incentive, calculated as follows:

  (a)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of revenue recognized in accordance with GAAP ("Revenue"), and

  (b)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of adjusted non-GAAP operating income ("Non-GAAP Operating Income").

        In 2015, the Non-GAAP Operating Income target excluded share-based compensation, amortization of intangibles, and realignment expenses.

        The table below shows the initial threshold, median threshold and maximum Financial Metric goals, which were in line with our internal business plan.

Financial Metric	Initial Threshold	Median Threshold	Target	Maximum
Revenue	$110,000,000	$113,000,000	$115,000,000	$121,000,000
Non-GAAP Operating Income	$(2,400,000)	$(1,200,000)	$(500,000)	$1,600,000

        The Revenue component and Non-GAAP Operating Income component were independent of each other. An initial threshold payout of 12.5% of the Financial Metric could have been achieved if the Company achieved the initial threshold of either the Revenue component or the Non-GAAP Operating Income component (for a total of 25% if both components of the Financial Metric initial thresholds were achieved). The median threshold payout of 25% of the Financial Metric could have been achieved if the Company achieved median threshold of either the Revenue component or the Non-GAAP Operating Income component (for a total of 50% if both components of the Financial Metric median thresholds were achieved). The target payout of 50% of the Financial Metric could have been achieved if the Company achieved the target of either the Revenue component or the Non-GAAP Operating Income component (for a total of 100% if both components of the Financial Metric targets were achieved). The maximum payout of 75% of the Financial Metric could have been achieved if the Company achieved the maximum of either the Revenue component or the Non-GAAP Operating Income component (for a total of 150% if both components of the Financial Metric maximums were achieved).

        For 2015, the Company's actual Revenue was $107.0 million and Non-GAAP Operating Income was a loss of $5.1 million, which resulted in a 0% payout of the annual cash incentive to each of the participating executives for 2015 performance.

        The table below sets forth our targets, achievements and actual payments, with respect to the Financial Metric component of our 2015 Annual Cash Incentive Plan:

		Components of Financial Metric
Name	2015 Financial Metric Target	Target Revenue Component	Revenue Achievement (0%)	Non-GAAP Operating Income Target Component	Non-GAAP Operating Income Achievement (0%)	Actual 2015 Annual Cash Incentive Awarded
Patrick Dennis	$450,000	$225,000	0%	$225,000	0%	$0
Barry Plaga	$223,000	$111,500	0%	$111,500	0%	$0
Mark Harrington	$135,000	$67,500	0%	$67,500	0%	$0
Ken Basore	$117,000	$58,500	0%	$58,500	0%	$0

Commission Plan—Mr. Ackerman

        For 2015, Mr. Ackerman participated in a commission-based plan that included an On Target Incentive (rather than a Management by Objectives Metric or Financial Metric) which consisted of a commission component based on licensed product, hardware, hosting, and training revenues based on the achievement of certain quarterly and annual overall Company revenue targets. For 2015, Mr. Ackerman's target On Target Incentive was $399,000. The On Target commission component was determined based on a sliding scale related to the extent the Company achieved licensed product, hardware, hosting, and training revenues and services revenue goals in 2015. Using this model, Mr. Ackerman's On Target commission would become payable to him in the event that the Company achieved $113,000,000 in total revenue. Mr. Ackerman's commission plan relating to revenue included a 100% payout if the Company achieved $113,000,000 in revenue, with no minimum payout amount. There was no cap on the amount of total commission-based compensation that Mr. Ackerman could have achieved in 2015. Mr. Ackerman earned a total of $305,976 in commissions based on 2015 performance.

Commission Plan—Mr. Hydorn

        For 2015, Mr. Hydorn participated in a commission-based plan that included an On Target Incentive (rather than a Financial Metric) which consisted of a commission component based on the achievement of certain Professional Services division revenue goals. Mr. Hydorn's target amount for the On Target Incentive was $200,000, consisting of (i) $15,000, payable each quarter if quarterly professional services revenue targets of $4,600,000, $4,600,000, $4,800,000 and $5,000,000 were met; (ii) $12,500, payable each quarter if the hosting revenue target of $1,500,000 was met; (iii) $12,500, payable each quarter if MBOs, consisting of 3 elements with equal weighting (customer surveys, A/R management and credits processed) were met; and (iv) $10,000, payable each quarter if quarterly professional services revenue targets of $4,500,000, $4,500,000, $4,750,000 and $5,000,000 were met. In addition, Mr. Hydorn was eligible for a bonus to the extent quarterly gross margin thresholds were at or above 34.51% for professional services. Mr. Hydorn's commission and bonus plan included a 100% On Target commission payout if the Company achieved the quarterly and annual targets previously described, and if Mr. Hydorn met the criteria for his MBO Bonus, with no minimum payout amount. Mr. Hydorn earned a total of $256,313 in commission and bonuses based on 2015 performance.

Summary

        The following are the target and actual annual cash incentive payments for the NEOs in 2015:

Name	2015 Target Annual Incentive Bonus	2015 Actual Annual Incentive Bonus
Patrick Dennis	$450,000	$0
Barry Plaga	$223,000	$0
Mark Harrington	$135,000	$0
Jay Ackerman	$399,000	$305,976
Ken Basore	$117,000	$0
David Hydorn	$200,000	$256,313

Long-Term Incentives

        For certain of the NEOs, long-term incentives consist of stock options and/or restricted stock. Restricted stock and stock options generally vest in equal installments over four years and stock options are priced at the closing price of our common stock on the date of grant, and generally expire ten years after the grant date. In 2015, based on the recommendation of our compensation consultant, ExeQuity LLP, our Compensation Committee continued to follow a formal annual equity grant practice so that our annual grants to our NEOs, when combined with other forms of compensation, targets Total Direct Compensation that, in the aggregate, are benchmarked against and generally approximate the 50th percentile of compensation within our peer group, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires, and other factors as the Compensation Committee may consider in its business judgment. Executives have been provided an equity grant at the time of hire and, subsequent awards have been discretionary and tied to the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, with the intent to generally target Total Direct Compensation at the 50th percentile of our peer group with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires, and other factors as the Compensation Committee may consider in its business judgment. As a result, the relative size of equity awards may vary among our NEOs depending on the performance, experience and contributions of the individual executive.

        Based on the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, the Compensation Committee granted stock-based awards as incentive compensation to the following executives: (i) 125,000 stock options and 65,000 shares of restricted stock to Mr. Plaga; (ii) 33,333 shares of restricted stock to Mr. Harrington; (iii) 41,667 shares of restricted stock to Mr. Basore; and (iv) 29,323 shares of restricted stock to Mr. Hydorn. These restricted stock awards vest in equal installments on February 11, 2016, 2017, 2018 and 2019, so long as the NEO remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below). Upon his appointment as President and Chief Executive Officer of the Company, effective May 1, 2015, Mr. Dennis was granted awards of 305,333 stock options and 128,424 shares of restricted stock. The awards vest in equal installments on May 1, 2016, 2017, 2018 and 2019, so long as Mr. Dennis remains an employee of the Company. In making its equity grant decisions, the Committee uses restricted stock award grants for each NEO to reflect the relative impact that the Named Executive Officer's performance has in achieving an increase in shareholder value.

        On March 18, 2016, the Compensation Committee also approved the grant of new performance-vesting restricted stock awards to Messrs. Dennis, Plaga and Basore under the Equity Incentive Plan. Each award consists of the grant of a target number of shares of restricted stock. The award is subject to performance vesting within a range of 0% to 200% of the total number of shares granted, based on the level of achievement of the Company's core product revenue during the performance period commencing on January 1, 2016 and ending on December 31, 2016 or, if earlier, the date on which an "acquisition" (as defined in the Equity Incentive Plan) occurs, subject to the executive's continued service. To the extent that performance is achieved above "Target Level," the award provides for the grant of additional shares of common stock. Following the completion of the performance period, the performance-vested shares will satisfy the award's time vesting condition and become fully vested as follows, subject to the executive's continued service through each applicable vesting date: (i) with respect to 50% of the performance-vested shares, on the date on which the plan administrator certifies the level of achievement of the Company's core product revenue during the performance period, and (ii) with respect to 50% of the performance-vested shares, on December 31, 2017.

Welfare Benefits

        The NEOs are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our other U.S.-based employees.

Savings Plans

        Our 401(k) savings plan provides a Company match corresponding to one-half the amount contributed by the participant, up to 6% of cash compensation. All investment options in this plan are market-based; there are no "above-market" or guaranteed rates of return offered in these plans.

Employment, Severance and Change of Control Agreements

        We have entered into employment agreements with certain NEOs to help provide stability and security and encourage them to remain with us. We also provide certain severance and/or change in control benefits to certain NEOs in order to attract and retain them and to protect the interests of our stockholders. The employment agreements with Messrs. Dennis, Plaga and Ackerman provide (or provided, as applicable) for severance payments and benefits in the event that the executive's employment with us terminates under certain circumstances. In 2009, in order to retain and recruit qualified employees, the Board approved a severance policy (the "Severance Plan") that is generally applicable to the employees of the Company and its NEOs and authorized management of the Company to amend the employment agreements with certain NEOs who participate in the Severance Plan. Mr. Harrington previously participated, and Mr. Basore currently participates, in the Severance Plan.

        Stock options granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended (the "Equity Incentive Plan") since its inception have generally been subject to fully accelerated vesting in the event that an Acquisition (as defined in Equity Incentive Plan) of the Company occurs, provided that the holder continues to be a service provider until the Acquisition. Restricted stock awards granted pursuant to the Equity Incentive Plan include the same accelerated vesting provisions.

        The terms of these arrangements are described below in more detail under the caption "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2015."

Perquisites

        Other than those outlined in this document, there are no perquisites available to the NEOs. The NEOs have access to the same facilities and workplace amenities as do all of our employees.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options and restricted stock awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes model with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period. The Company uses a binomial methodology (Monte-Carlo Simulation) for awards with market conditions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our NEOs, other than our Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. When warranted due to competitive or other factors, the Compensation Committee may in certain circumstances award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation.

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the NEOs, either without any deferred compensation component, so that they are exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Policies Relating to Our Common Stock

Equity Awards Practices

        Executives receive long-term equity awards pursuant to the terms of the Equity Incentive Plan, which was previously approved by the Company's stockholders, and which, as amended, is being submitted to our stockholders for approval pursuant to Proposal 3 of this proxy statement. Awards may also be granted outside of the plan to the extent those grants are permitted by the rules of the NASDAQ Stock Market. The Compensation Committee administers the equity plan and establishes the terms of all awards granted thereunder, including vesting schedules and other provisions.

        The Compensation Committee reviews equity awards for all employees. The Board of Directors has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards. Since the beginning of 2006, the Board of Directors or Compensation Committee's general practice with respect to equity award grants has been to grant stock options and restricted stock awards on the dates of our four quarterly board meetings, which dates are established by the end of January of the applicable year. Our routine time-vesting options and restricted stock vest in annual installments over a period of four years commencing on or around the first anniversary of the date of grant.

        The exercise price of stock option grants is set at no less than 100% of the closing market price of a share of Company common stock on the date of grant of the option. The Company has not approved stock option grants by unanimous written consent.

Insider Trading Policy

        Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.

Stock Ownership Policy

        To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer ("Stock Ownership Policy") mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer's annual base salary (600% in the case of our CEO, and 300% in the case of our CFO/COO). Newly-hired or promoted executive officers are required to comply within three years following his or her hire or promotion date. The Stock Ownership Policy Company also requires that the Company's CEO and CFO maintain a minimum retention ratio of at least two-thirds of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock (net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests.

        Each executive officer and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serving on the board of directors, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the date of our annual meeting of stockholders ("Determination Date"), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.

        In addition, the Company's Governance Guidelines requires each non-employee member of the board of directors to own shares of our common stock having an aggregate value at least equal to five times the amount of the annual cash retainer that we pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Newly-appointed or newly-elected directors must comply within five years following his or her appointment or election to the board of directors.

Executive Compensation Clawback Policy

        We adopted an Executive Compensation Clawback Policy pursuant to which executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a "Material Financial Restatement"). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance shares, restricted stock and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

        We believe the Executive Compensation Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded. To the extent that final rules are adopted under the Dodd-Frank act that require additional clawback provisions to apply to the compensation of our executive officers, we will amend the policy accordingly.

Summary Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our NEOs for all services rendered in all capacities to us in 2015, 2014 and 2013:

Summary Compensation Table

Name	Year	Salary ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Patrick Dennis	2015	300,000	749,996	751,669	—	—	1,801,665
Barry Plaga	2015	360,000	390,000	324,850	—	75,000	1,149,850
	2014	337,917	498,805	—	—	7,569	844,291
	2013	335,000	500,000	—	—	8,703	843,703
Mark Harrington	2015	189,785	199,998	—	—	303,000	728,202
	2014	270,000	199,996	—	—	8,088	478,084
	2013	270,000	199,998	—	—	6,581	476,579
Jay Ackerman	2015	350,000	—	—	305,976	—	764,726
Ken Basore	2015	257,917	250,002	—	—	26,824	534,743
David Hydorn	2015	203,670	98,520	—	256,313	9,000	567,503

(1)
Amounts represent the full grant date fair value of restricted stock granted during the applicable fiscal year calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions for 2015, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2015 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 "Employee Benefit Plans."

(2)
Amounts represent the full grant date fair value of stock options granted during the applicable fiscal year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions for 2015, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2015 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 "Employee Benefit Plans."

(3)
Represents annual incentive award earned during the respective performance year and paid during the first quarter of the following year, and, with respect to Mr. Ackerman and Mr. Hydorn, includes commissions earned or paid during 2015.

(4)
All Other Compensation:

Name	Severance Cash Payment	Transition Consulting Services	401(k) Match	Promotion Bonuses
Barry Plaga				$75,000—Interim CEO
Mark Harrington	$280,000	$23,000
Ken Basore			$1,000	$25,824—SVP
David Hydorn			$9,000

Fiscal Year 2015 Grants of Plan-Based Awards

	Estimated Future Payments Under Non-Equity Incentive Plan Awards Target(1)				Stock Awards/ No. of Shares of Stock or Units (#)		All Other Stock Option Awards/ No. of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards ($/Share)*	Grant Date Fair Value of Stock and Option Awards(2)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date
Patrick Dennis	$225,000	$450,000	$675,000	5/1/2015	128,424	(3)				749,996
				5/1/2015			305,333	(6)	$5.85	751,669
Barry Plaga	$111,500	$223,000	$334,500	2/11/2015	65,000	(4)				390,000
				2/11/2015			125,000	(7)	$6.00	324,850
Mark Harrington	$67,500	$135,000	$202,500	2/11/2015	33,333	(5)				199,998
Jay Ackerman(8)	N/A	$399,000	N/A	—	—					—
Ken Basore	$58,500	$117,000	$175,500	2/11/2015	41,667	(4)				250,002
David Hydorn(8)	N/A	$200,000	N/A	2/11/2015	16,420	(4)				98,520

All equity awards were granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

*
In each case, the exercise price of stock options was equal to the closing market price on the date of grant.

(1)
Represents annual cash incentive opportunities based on 2015 performance. Earned amounts, if any, were paid during the first quarter of 2015. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2015 are the actual amounts, if any, paid to the NEOs.

(2)
For restricted stock, amounts represent the full grant date fair value ($5.85/share on grant date of May 1, 2015 and $6.00/share on grant date of February 11, 2015) of all restricted stock granted during the year ended December 31, 2015, calculated in accordance with ASC Topic 718. For stock options, amounts represent the full grant date fair value ($2.46/option on May 1, 2015 and $2.60/option on February 11, 2015) of all stock options granted during the year ended December 31, 2015, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2015 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 "Employee Benefit Plans."

(3)
Restricted stock vests in equal installments, the first installment will vest on May 1, 2016 and the remaining installments will vest on each of May 1, 2017, 2018 and 2019.

(4)
Restricted stock vests in equal installments, the first installment vested on February 11, 2016 and the remaining installments will vest on each of February 11, 2017, 2018 and 2019.

(5)
Mr. Harrington separated from the Company on July 15, 2015. As part of his separation agreement, 4,166 shares of the 33,333 shares of restricted stock granted on February 11, 2015 were accelerated.

(6)
Stock options vest in equal installments, the first installment will vest on May 1, 2016 and the remaining installments will vest on each of May 1, 2017, 2018 and 2019.

(7)
Stock options vest in equal installments, the first installment vested on February 11, 2016 and the remaining installments will vest on each of February 11, 2017, 2018 and 2019.

(8)
For a more complete description of the commission plans with Messrs. Ackerman and Hydorn, including how payouts are determined, see the "Commission Plan—Messrs. Ackerman and Hydorn" section of the Compensation Discussion and Analysis section of this Proxy Statement.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2015 Table

Employment Agreements

        Mr. Dennis' employment agreement provides for an annual base salary of $450,000 and a targeted annual bonus of 100% of his annual base salary. Pursuant to his employment agreement, Mr. Dennis is also eligible to participate in the Company's annual equity award program, with a target grant value for 2016 equal to $1,500,000. The actual amount and type of of Mr. Dennis' equity award(s) will be determined by the Compensation Committee in its sole discretion, The employment agreement further provides that Mr. Dennis is eligible for reimbursement by the Company of up to $150,000 for relocation expenses in connection with his relocation to Southern California.

        Mr. Plaga's employment agreement provided for an annual salary of $325,000 and a targeted annual bonus of $200,000 upon his hiring in 2008. In 2011, the Board increased the base salary and targeted annual bonus of Mr. Plaga to $335,000 and $207,700, respectively. Upon his appointment as Interim Chief Executive Officer on November 5, 2015, the Board increased the base salary of Mr. Plaga to $360,000.

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. Certain terms of the severance provisions contained in the employment agreements (or offer letters, as applicable) with Messrs. Dennis and Plaga were amended on March 18, 2016. A detailed discussion of these payments and benefits is set forth below under the section entitled "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2015."

Outstanding Equity Awards at Fiscal Year End 2015

        The following table sets forth summary information regarding the outstanding equity awards at December 31, 2015 granted to each of our NEOs.

	Stock Option Awards						Restricted Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Patrick Dennis		305,333	(2)	—	5.85	5/1/2025	—		—
	—	—		—	—	—	128,424	(3)	773,112
Barry Plaga	75,000	—		—	5.22	2/10/2020	—		—
	—	125,000		—	6.00	2/11/2025	—		—
	—	—		—	—	—	14,941	(5)	89,945
	—	—		—	—	—	21,062	(6)	126,793
	—	—		—	—	—	22,103	(7)	133,060
	—	—		—	—	—	65,000	(8)	391,300
Mark Harrington	—	—		—	—	—	—		—
Jay Ackerman	37,500	112,500	(9)	—	5.89	4/14/2016
	—	—		—	—	—	56,250	(10)	338,625
Ken Basore	25,000				6.37	2/22/2016
	20,000				10.75	7/31/2016
	6,300				10.23	4/27/2018
							6,640	(5)	39,973
							8,425	(6)	50,719
							14,735	(7)	88,705
							5,625	(11)	33,863
							41,667	(8)	250,835
David Hydorn	5,000	—		—	10.75	7/31/2016
	20,000	—		—	11.90	11/8/2016
	2,500	—		—	12.94	2/28/2017
							500	(12)	3,010
							5,000	(13)	30,100
							3,000	(14)	18,060
							16,420	(8)	98,848

(1)
Value of shares based on the Company's closing stock price of $6.02 on December 31, 2015.

(2)
Stock options that vest in four equal installments; the first installment will vest on May 1, 2016 and the remaining three installments are scheduled to vest on each of May 1, 2017, 2018, and 2019.

(3)
Restricted stock that vests in four equal installments; the first installment will vest on May 1, 2016 and the remaining three installments are scheduled to vest on each of May 1, 2017, 2018, and 2019.

(4)
Stock options that vest in four equal installments; the first installment vested on February 11, 2016 and the remaining three installments are scheduled to vest on each of February 11, 2017, 2018, and 2019.

(5)
Restricted stock that vested on January 25, 2016.

(6)
Restricted stock that vests in two equal installments; the first installment vested on February 5, 2016 and the second installment is scheduled to vest on February 5, 2017.

(7)
Restricted stock that vests in three equal installments; the first installment vested on February 5, 2016 and remaining two installments are scheduled to vest on February 5, 2017 and 2018.

(8)
Restricted stock that vests in four equal installments; the first installment vested on February 11, 2016 and the remaining three installments are scheduled to vest on each of February 11, 2017, 2018, and 2019.

(9)
Stock options that vest in three equal installments; the first installment vests on December 8, 2016 and the remaining three installments vest on each of December 8, 2017, 2018, and 2019.

(10)
Restricted stock that vests in three equal installments; the first installment would have vested on December 8, 2016 and remaining two installments were scheduled to vest on December 8, 2017 and 2018.

(11)
Restricted stock that vests in three equal installments; the first installment will vest on July 31, 2016 and remaining two installments are scheduled to vest on July 31, 2017 and 2018.

(12)
Restricted stock that will vest on May 9, 2016.

(13)
Restricted stock that vests in two equal installments; the first installment will vest on May 16, 2016 and the second installment is scheduled to vest on May 16, 2017.

(14)
Restricted stock that vests in three equal installments; the first installment will vest on May 1, 2016 and remaining two installments are scheduled to vest on May 1, 2017 and 2018.

Option Exercises and Vested Stock in Fiscal Year 2015

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
Patrick Dennis	—	$—	—	$—
Barry Plaga	—	—	77,773	$482,731
Mark Harrington	—	—	33,231	$258,417
Jay Ackerman	—	—	18,750	$108,750
Ken Basore	—	—	21,251	$148,414
David Hydorn	—	—	17,406	$116,437

(1)
Amounts are calculated by multiplying the number of shares of restricted stock by the closing price of our common stock on the date of vesting, or if the stock market was closed on the date of vesting, by the closing price of our common stock on the next preceding day on which the stock market was open.

Potential Payments upon a Termination and/or a Change of Control at Fiscal Year End 2015

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. The summary below describes the severance and change in control arrangements in effect for the NEOs as of December 31, 2015.

Severance Terms with Mr. Dennis

        Pursuant to Mr. Dennis' offer letter, in the event of a termination of his employment either by the Company without "Cause" or by Mr. Dennis for "Good Reason" (each as defined in the letter), subject to his execution of a release of claims, Mr. Dennis will be entitled to receive a lump sum cash payment equal to his then-current base salary. In the event such termination of his employment occurs on or within 18 months following a "Change in Control" (as defined in the letter), subject to his execution of a release of claims, Mr. Dennis will be entitled to receive (i) a lump-sum cash payment equal to 1.5x the sum of his then-current base salary plus then-current target annual cash bonus opportunity, (ii) the amount of his then-current on target bonus, prorated for the calendar year of termination, (iii) up to 12 months of payment or reimbursement of COBRA premiums necessary to continue medical, dental and vision benefits coverage, and (iv) 100% accelerated vesting of all outstanding time-vesting equity awards held by him immediately prior to his termination of employment.

Severance Terms with Mr. Plaga

        Pursuant to his employment agreement, subject to his execution of a general release of claims, Mr. Plaga is eligible to receive severance compensation in an amount equal to one year's base salary in the event that his employment with the Company is terminated by the Company without "Cause" (as defined in the employment agreement).

        In connection with his appointment as Interim Chief Executive Officer on November 5, 2014, the Board agreed to provide Mr. Plaga additional severance benefits in the event of his termination without cause at the time of or within 18 months after a change in control of the Company, as follows: (i) one year's base salary; plus (ii) the amount of Mr. Plaga's then-current on target bonus, prorated for the calendar year of termination; plus (iii) one additional year of Mr. Plaga's then-current on target bonus; and (iv) continuance of current company-paid health and welfare benefits for a period of one year from termination.

Severance Terms with Mr. Harrington

        On July 17, 2015, the Company entered into a Transition and Mutual Separation Agreement and General Release (the "Harrington Separation Agreement") with Mr. Harrington in connection with his separation of employment from the Company. Pursuant to the Harrington Separation Agreement, the Company provided Mr. Harrington with (i) a one-time severance payment of $280,000, representing an amount equal to twelve months of his base salary as of the date of his separation, (ii) accelerated vesting of 12,049 shares of restricted stock, and (iii) a transition period payment of $23,333.33 representing payment for transition services through August 31, 2015.

Severance Terms with Mr. Ackerman

        Pursuant to his offer letter, Mr. Ackerman was eligible to receive severance compensation in an amount equal to twelve months of base salary in the event that his employment with the Company was terminated by the Company without Cause.

        On January 15, 2016, the Company entered into a Confidential Separation Agreement and General Release of all Claims (the "Ackerman Separation Agreement") with Mr. Ackerman in connection with his separation of employment from the Company. Pursuant to the Ackerman Separation Agreement, the Company paid Mr. Ackerman a one-time severance payment equal to the sum of (i) $350,000, representing an amount equal to twelve months of base salary (consistent with the terms of his employment offer letter), and (ii) $98,814, representing an amount equal to the accrued earned but unpaid sales commissions to Mr. Ackerman as of his separation date, and the Company will continue to pay the portion of Mr. Ackerman's COBRA premiums for up to six months following his separation.

Severance Terms with Mr. Basore

        On December 29, 2008, the Company entered into an amendment to the agreement to participate in the Guidance Software, Inc. Executive Retention and Severance Plan with Mr. Basore which reflects his participation in the Severance Plan. The Severance Plan generally provides that upon a termination of employment either by the Company without "Cause" or by the executive as the result of a "Constructive Termination" during the two-year period immediately following a "Change in Control" (each as defined in the Severance Plan), (i) the Company will pay the executive severance in an amount equal to 2x the executive's then-current base salary, plus an amount equal to any tax imposed on such payment under Section 4999 of the Internal Revenue Code, (ii) for a period of 24 months following the executive's termination of employment, the Company will provide medical, dental and vision insurance to the executive at the same cost to the executive and at the same coverage level as in effect immediately prior to the date of the termination of employment, and (iii) for a period of

24 months following the executive's termination of employment, the Company will provide life and disability insurance coverage to the executive that is reasonably similar to that provided to the executive immediately prior to the date of the termination of employment. If the executive dies at any time during the three-month period prior to or following a Change in Control, or if the executive resigns for any reason during the period commencing on the date that is six months after the Change in Control date and ending on the date that is twelve months after the Change in Control date, then the Company will pay the executive the amount described in (i) of the immediately preceding sentence.

Severance Terms with Mr. Hydorn

        Mr. Hydorn is eligible for severance benefits under the Company's current severance policy applicable to all of its employees. This policy provides for a lump sum severance payment in an amount equal to 3 weeks of base salary as of the date of separation for each year of completed service with the Company up to a maximum of thirty weeks. Under this policy, based on his years of service with the Company, Mr. Hydorn would be eligible to receive the maximum severance of 30 weeks of base salary in the event that Mr. Hydorn incurred a qualifying termination of employment.

Employment Letter Amendments

        Subsequently, on March 18, 2016, we entered into an amendment to the employment agreements (or offer letters, as applicable) with Messrs. Dennis and Plaga which modified certain of the severance terms of those agreements. In approving the amendments, the Board recognized the need to reinforce and encourage the continued attention and dedication of the NEOs to their duties without distraction in the event of the threat or occurrence of a change in control of the Company, including in connection with Mr. McCreight's nomination of the McCreight Nominees. Pursuant to the amended employment agreements, in the event of a termination of the executive's employment either by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the amended employment agreements), subject to the executive's execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum cash payment equal to the executive's annual base salary as in effect on the executive's termination date. In the event such termination of the executive's employment occurs on or within 18 months following a "Change in Control" (as defined in the amended employment agreements), subject to the executive's execution and non-revocation of a general release of claims, the executive will be entitled to receive (i) a lump-sum cash payment equal to one (or one and one-half with respect to Mr. Dennis) times the sum of (A) the executive's annual base salary as in effect on the executive's termination date, plus (B) the executive's then-current target annual cash bonus opportunity, (ii) the amount of the executive's then-current on target bonus, prorated for the calendar year of termination, (iii) up to 12 months (or 18 months with respect to Mr. Dennis) of Company-paid coverage under its group health plans for the executive and his eligible dependents, and (iv) 100% accelerated vesting of all outstanding equity awards held by the executive immediately prior to his termination of employment, with any performance-based vesting awards vesting at target performance.

Equity-Based Awards

        Stock options granted under the Equity Incentive Plan, including options granted to our NEOs, are subject to full accelerated vesting in the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, provided that the holder continues to be a service provider until the Acquisition. Vested stock options expire ninety days after termination of employment from the Company.

        Restricted stock awards granted pursuant to the Equity Incentive Plan include the same accelerated vesting provisions. In the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, then, immediately prior to the Acquisition, the award of restricted stock will vest in full, provided that the holder continues to be a service provider until the Acquisition.

Summary of Potential Payments upon Termination and/or a Change of Control

        For Messrs. Dennis, Plaga, Ackerman, Basore and Hydorn, the table below sets forth, as of December 31, 2015, the estimated current value of payments and benefits to each of the NEOs upon a termination without cause or for good reason, a change of control, a qualifying termination in connection with a change of control or the death of the NEO. The amounts shown assume that the triggering events occurred on December 31, 2015 and do not include (i) vested amounts that are disclosed in the preceding Outstanding Equity Awards at Fiscal Year End Table and (ii) other benefits earned during the term of the NEO's employment and/or available to all employees, such as accrued vacation. For Mr. Harrington, the table below sets forth the payments and benefits that Mr. Harrington received pursuant to his separation agreement.

Triggering Event	Lump Sum Severance ($)	Accelerated Stock Options(1) ($)	Accelerated Restricted Stock(2) ($)	Continued Health Insurance Coverage(3) ($)	Total ($)
Patrick Dennis
Without Cause or for Good Reason (without Change of Control)	450,000	—	—	—	450,000
Without Cause or for Good Reason (with Change of Control)	1,800,000	51,907	773,112	25,440	2,650,459
Change of Control	—	51,907	773,112		825,019
Death	—	—	—	—	—
Barry Plaga
Without Cause or for Good Reason (without Change of Control)	360,000	—	—	—	360,000
Without Cause or for Good Reason (with Change of Control)	806,000	2,500	741,098	25,440	1,575,038
Change of Control	—	2,500	741,098	—	743,598
Death	—	—	—	—	—
Mark Harrington(4)
Without Cause or for Good Reason (without Change of Control)(4)	280,000	—	40,743		320,743
Without Cause or for Good Reason (with Change of Control)	—	—	—	—	—
Change of Control	—	—	—	—	—
Death	—	—	—	—	—
Jay Ackerman(5)
Without Cause or for Good Reason (without Change of Control)	350,000	—	—	—	350,000
Without Cause or for Good Reason (with Change of Control)	350,000	14,625	338,625	—	703,250
Change of Control	350,000	14,625	338,625	—	703,250
Death	—	—	—	—	—
Ken Basore
Without Cause or for Good Reason (without Change of Control)	—	—	—	—	—
Without Cause or for Good Reason (with Change of Control)	520,000	—	464,094	17,450	1,001,544
Change of Control	—	—	464,094	—	464,094
Death	—	—	—	—	—
David Hydorn
Without Cause or for Good Reason (without Change of Control)	117,501	—	—	—	—
Without Cause or for Good Reason (with Change of Control)	117,501	—	150,018	—	150,018
Change of Control	117,501	—	150,018	—	150,018
Death	—	—	—	—	—

(1)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of accelerated stock options times (y) the difference between the closing price per share ($6.02) of our common stock on December 31, 2015, and the option exercise price.

(2)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to acceleration times (y) the closing price per share ($6.02) of our common stock on December 31, 2015.

(3)
For Messrs. Dennis, Plaga and Basore, amounts represent the estimated present value of the aggregate COBRA payments with an estimated 4% premium increase every 12 months, commencing at every September 1. For Mr. Basore, amount also represents the estimated present value of life and disability insurance coverage, with an estimated 4% premium increase every 12 months, commencing at every September 1.

(4)
The Company entered into the Harrington Separation Agreement with Mr. Harrington on July 17, 2015 in connection with Mr. Harrington's separation of employment from the Company. For additional information, see "Potential Payments Upon a Termination and/or a Change of Control at Fiscal Year End 2015—Severance Terms with Mr. Harrington."

(5)
The Company entered into a Confidential Separation Agreement and General Release of Claims with Mr. Ackerman in connection with Mr. Ackerman's separation of employment from the Company. The information in this table discloses the amounts that Mr. Ackerman would have received had a qualifying event occurred on December 31, 2015.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company during 2015, was previously an officer of the Company or had any relationship requiring disclosure by the Company under any paragraph under Item 404 of Regulation S-K.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A"), required by Item 402(b) of Regulation S-K, to be included in the Company's proxy statement on Schedule 14A ("Proxy"), and based on its review and discussions, the Committee recommended to the Board that the Company's CD&A be included in the Proxy and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report is furnished by the Committee.

COMPENSATION COMMITTEE
Robert van Schoonenberg (Chair) Max Carnecchia Christopher Poole

 DIRECTOR COMPENSATION

        Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any board member who is also an employee of the Company does not receive separate compensation for service on the Board.

  Cash Compensation.

        Each non-employee director receives an annual retainer of $45,000. In addition to the annual retainer, any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $18,000 and the non-employee Chair of the Compensation Committee receives an annual retainer of $12,000. The Chair of the Nominating Committee receives an annual retainer of $7,500. In addition, each non-chair member of the Audit Committee receives an annual retainer of $8,000, each non-chair member of the Compensation Committee receives an annual retainer of $5,000 and each non-chair member of the Nominating Committee receives an annual retainer of $3,000. Our Lead Independent Director also receives an additional annual retainer of $15,000.

        The compensation described above is conditioned on the director attending at least 75% of the applicable board of directors or committee meetings in each applicable year. Director fees are paid in quarterly installments to all non-employee directors in good standing on the payment date.

        Directors are also entitled to reimbursement of their expenses, in accordance with our reimbursement policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management.

  Equity Incentives

        The Company encourages non-employee directors to own shares of the Company's stock and our Corporate Governance Guidelines provide that within five years of joining the Board, a director should hold a minimum number of Company shares that is equivalent in value to six times the then-current annual retainer for directors.

        On May 9, 2012, our stockholders approved an amendment to the Equity Incentive Plan which provides as follows with respect to formula grants of restricted stock to non-employee directors:

  •
  Annual Grant.  Each individual who first becomes a non-employee director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and each individual who is a non-employee director immediately prior to each annual meeting of stockholders and who continues to serve as a non-employee director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of our common stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the non-employee director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. A Newly Elected Independent Director who first becomes a non-employee director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant) (each, as defined below) on the date of such annual meeting of stockholders. A Newly Elected

    Independent Director who first becomes a non-employee director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant, each as described below (but not an Annual Restricted Stock award), on the date on which he or she initially becomes a non-employee director.

  •
  Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.  In lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each "Newly Elected Non-Employee Director" will automatically be awarded on the date on which such individual initially becomes a non-employee director (the "Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of our common stock on the Initial Grant Date (the "Initial Grant"). Subject to the non-employee director's continued service with the Company, each Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

    In addition to the Initial Grant award, each Newly Elected Non-Employee Director who first becomes a non-employee director on a date other than the annual meeting of stockholders will automatically be granted on the Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of our common stock on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Subject to the non-employee director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date.

        In February 2016, the Compensation Committee of the Board of Directors approved an Officer and Director Share Purchase Plan (the "ODPP") which allows executive officers and directors of the Company to purchase shares of our common stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees, for the purpose of purchasing shares of our common stock. Elections to participate in the ODPP may only be made during open trading windows under the Company's insider trading policy and when the participant does not otherwise possess material non-public information concerning the Company.

Director Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of the non-employee members of our board for 2015. Each of Mr. Dennis and

Mr. McCreight was an employee of our Company in 2015 and did not receive any compensation for services as a director.

Name	Fees earned or paid in cash	Restricted Stock Awards(1)	Total
Max Carnecchia	$54,199	$119,989	$174,188
Jeff Lawrence	14,375	$—	$14,375
Kathleen O'Neil(2)	$107,000	$—	$107,000
Christopher Poole	$56,502	$79,994	$136,496
Stephen Richards(3)	$66,000	$—	$66,000
Robert van Schoonenberg	$76,250	$79,994	$156,244

(1)
Amounts represent the full grant date fair value ($6.17 per share on grant date of May 13, 2015 and $5.31 per share on grant date of March 11, 2015) of awards granted during 2015 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation , or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2015 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 10 "Employee Benefit Plans."

(2)
Includes amounts paid under the consulting agreement described in "Certain Relationships and Related Transactions" below. Ms. O'Neil did not run for re-election, and her term ended effective May 13, 2015.

(3)
Mr. Richards passed away on November 11, 2015.

        The table below shows the aggregate number of shares subject to restricted stock awards and stock option awards outstanding for each non-employee director as of December 31, 2015:

Name	Unvested Restricted Stock Outstanding	Aggregate Stock Options Outstanding
Max Carnecchia	20,497	—
Jeff Lawrence	—	—
Kathleen O'Neil	—	—
Christopher Poole	12,965	—
Stephen Richards	—	40,000
Robert van Schoonenberg	12,965	40,000

Certain Relationships and Related Transactions

        Other than as described below, since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

        On August 30, 2015, the Company entered into an Independent Contractor Agreement with Kathleen O'Neil, pursuant to which the Company paid to Ms. O'Neil a one-time lump sum payment of $45,000 in exchange for certain consulting services.

        On July 17, 2015, the Company entered into the Harrington Separation Agreement with Mr. Harrington in connection with his separation of employment from the Company. Pursuant to the

Harrington Separation Agreement, the Company provided Mr. Harrington with (i) a one-time severance payment of $280,000, representing an amount equal to twelve months of his base salary as of the date of his separation, (ii) accelerated vesting of 12,049 shares of restricted stock, and (iii) a transition period payment of $23,333.33 representing payment for transition services through August 31, 2015.

        On January 15, 2016, the Company entered into the McCreight Separation Agreement with Mr. McCreight in connection with his separation of employment from the Company. Pursuant to the McCreight Separation Agreement, the Company paid Mr. McCreight a one-time severance payment of $325,000.

        On January 28, 2016, the Company entered into the Ackerman Agreement with Mr. Ackerman in connection with his separation of employment from the Company. Pursuant to the Ackerman Separation Agreement, the Company paid Mr. Ackerman a one-time severance payment of $350,000, and $98,814 in earned but previously unpaid sales commissions.

Guarantees

        None of our NEOs is party to a personal guarantee on behalf of the Company.

Appointment of New Directors

        Effective February 25, 2016, Wade Loo and Reynolds C. Bish were appointed as members of the Board of Directors and each received two grants under the Company's Second Amended and Restated 2004 Equity Plan of 7,449 and 4,966 shares of Company restricted stock vesting equally on each of the first two anniversaries of the grant date and on the date of the Company's 2016 annual meeting of stockholders, respectively.

Indemnification Agreements

        We have entered into an indemnification agreement with each of our directors and Section 16 officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified, to the fullest extent permitted by the Delaware Law, who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the indemnitee's status with or service to the Company or to another entity at our request. The indemnification agreements provide that an indemnitee will also be indemnified for expenses incurred and judgments, fines and amounts paid in settlement by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

        The rights of each indemnitee are in addition to any other rights provided for under the Company's Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, as each may be amended from time to time, and under Delaware law.

 COMPENSATION RISK ASSESSMENT

        The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2011, the Compensation Committee and management conducted an extensive review of the design and operation of our compensation program and presented their findings to the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on the 2011 review and assessment, and because our compensation policies and practices did not materially change in 2012, 2013, 2014 or 2015, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2016 must be received by us no later than                which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2016 Annual Meeting of Stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2017 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

        Our Annual Report for the fiscal year ended December 31, 2015 will be mailed to stockholders of record as of March 18, 2016. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

        A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 18, 2016. Requests should be directed to Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; Attention: Investor Relations.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors
Patrick Dennis
Chief Executive Officer and President

March       , 2016

APPENDIX A

FOURTH AMENDMENT TO
GUIDANCE SOFTWARE, INC.
SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

        THIS FOURTH AMENDMENT TO GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (this "Fourth Amendment"), dated as of March 15, 2016, is made and adopted by Guidance Software, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

        WHEREAS, the Company maintains the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended (the "Plan");

        WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the "Board") may at any time amend the Plan, including, subject to stockholder approval, to extend the term of the Plan;

        WHEREAS, the Plan is scheduled to automatically terminate on November 10, 2016, the tenth anniversary of the date upon which the Board adopted the Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan; and

        WHEREAS, the Board desires to amend the Plan to extend the term of the Plan as set forth herein, subject to approval of this Fourth Amendment by the Company's stockholders.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, subject to approval of this Fourth Amendment by the Company's stockholders.

          1.     The second sentence of Section 7 of the Plan is hereby amended and restated in its entirety as follows:

            "The Plan shall automatically terminate on, and no Options or Stock Purchase Rights may be issued under the Plan after November 10, 2018."

          2.     This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

          3.     All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

A-1

        I hereby certify that the foregoing Fourth Amendment was duly adopted by the Board of Directors of Guidance Software, Inc. on March 15, 2016.

        Executed on this 15th day of March, 2016.

/s/ ALFREDO GOMEZ Alfredo Gomez Senior Vice President, General Counsel and Corporate Secretary

        I hereby certify that the foregoing Fourth Amendment was approved by the stockholders of Guidance Software, Inc. on 15, 2016.

        Executed on this 15th day of March, 2016.

/s/ ALFREDO GOMEZ Alfredo Gomez Senior Vice President, General Counsel and Corporate Secretary

A-2

APPENDIX B

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

        The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2016 annual meeting of stockholders (collectively, the "Participants").

Directors and Nominees

        The principal occupations of our directors and nominees are set forth under the section above titled "Election of Directors" of this proxy statement. The name of the Directors and Nominees are set forth below and the business addresses for all the Directors and Nominees is c/o Guidance Software, Inc., 1055 E. Colorado Blvd., Pasadena, California 91106-2375.

Name
Reynolds C. Bish
Max Carneccia
Patrick Dennis
Wade W. Loo
Christopher Poole
Robert van Schoonenberg

Officers and Employees

        The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with the company, and the business address for each person is Guidance Software, Inc., 1055 E. Colorado Blvd., Pasadena, California 91106.

Name	Title
Patrick Dennis	Chief Executive Officer, President and Director
Barry Plaga	Chief Operating and Financial Officer
Rasmus van der Colff	Chief Accounting Officer and Vice President Finance

Information Regarding Ownership of Company Securities By Participants

        The amount of the Company's securities beneficially owned by each Participant as of March 8, 2016, including the number of securities for which beneficial ownership can be acquired within 60 days of such date are listed below. Except as otherwise noted in the footnotes below, each person or entity identified in the table below has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Name	Amount and Nature of Beneficial Ownership	Of total number of shares beneficially owned, number of option shares
Reynolds Bish	12,415	—
Max Carnecchia	23,007	—
Patrick Dennis(1)	128,124	76,333
Wade Loo	12,415	—
Barry Plaga	210,974	106,250
Chris Poole	37,530	—
Rasmus van der Colff	83,225	22,000
Robert van Schoonenberg	106,699	40,000

(1)
Includes 76,333 options vesting within 60 days of March 8, 2016.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth information regarding purchases and sales of the Company's securities by each Participant during the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (March 2014 to March 2016)

Name	Transaction Date	# of Shares	Transaction Description
Reynolds Bish	2/25/2016	12,415	Grant—Restricted stock
Max Carnecchia	3/11/2015	10,042	Grant—Restricted stock
	5/13/2015	12,965	Grant—Restricted stock
Patrick Dennis	5/1/2015	128,424	Grant—Restricted stock
Wade Loo	2/25/2016	12,415	Grant—Restricted stock
Barry Plaga	2/12/2016	6,309	Sale to satisfy tax withholding on vesting of restricted stock
	1/26/2016	6,580	Sale to satisfy tax withholding on vesting of restricted stock
	2/8/2016	8,159	Sale to satisfy tax withholding on vesting of restricted stock
	11/6/2015	13,120	Sale to satisfy tax withholding on vesting of restricted stock
	3/17/2015	2,000	Purchase
	3/13/2015	2,000	Purchase
	2/11/2015	65,000	Grant—Restricted Stock
	2/6/2015	6,914	Sale to satisfy tax withholding on vesting of restricted stock
	1/26/2015	10,503	Sale to satisfy tax withholding on vesting of restricted stock
Rasmus van der Colff	2/8/2016	3,644	Sale to satisfy tax withholding on vesting of restricted stock
	1/26/2016	2,560	Sale to satisfy tax withholding on vesting of restricted stock
	2/11/2015	29,167	Grant—Restricted stock
	2/3/2015	1,800	Sale to satisfy tax withholding on vesting of restricted stock
	2/2/2015	1,800	Sale to satisfy tax withholding on vesting of restricted stock
	1/20/2015	2,150	Sale to satisfy tax withholding on vesting of restricted stock
	1/21/2015	2,150	Sale to satisfy tax withholding on vesting of restricted stock
Robert van Schoonenberg	2/17/2016	5,000	Purchase
	5/13/2015	12,965	Grant—Restricted stock
	5/1/2014	8,928	Grant—Restricted stock
	12/1/2014	35,000	Grant—Restricted Stock
Christopher Poole	8/28/2015	1,000	Purchase
	5/13/15	12,965	Grant—Restricted Stock
	5/1/14	8,928	Grant—Restricted Stock

Miscellaneous Information Regarding Participants

        Except as described in this Appendix B or otherwise disclosed in the proxy statement, to the Company's knowledge:

  •
  No Participant owns any securities of the Company of record that such Participant does not own beneficially.

  •
  No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

  •
  No associate of any Participant owns beneficially, directly or indirectly, any securities of the company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the company.

  •
  No Participant nor any associate of a Participant is a party to any transaction, since the beginning of the company's last fiscal year, or any currently proposed transaction, in which (i) the company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

  •
  No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the company or its affiliates or (ii) with respect to any future transactions to which the company or any of its affiliate will or may be a party.

  •
  No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

GUIDANCE SOFTWARE, INC.

PRELIMINARY PROXY MATERIAL--SUBJECT TO COMPLETION

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date.  Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Guidance Software, Inc., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Annual Report, Notice & Proxy Statement are available at www.ViewOurMaterial.com/GUID

The Board of Directors recommends a vote “FOR” the directors listed below in Proposal No. 1, a vote “FOR” Proposal Nos. 2 and 3 and a vote “AGAINST” Proposal No. 4.

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The Board of Directors recommends a vote “FOR” the directors listed below in Proposal 1.

Proposal No. 1. To elect six (6) directors for a one-year term to expire at the 2016 Annual Meeting of Stockholders.  Our present Board of Directors has nominated and recommends for election as director the following persons:

Nominees	FOR	WITHHOLD

(1) Reynolds C. Bish	❑	❑
(2) Max Carnecchia	❑	❑
(3) Patrick Dennis	❑	❑
(4) Wade Loo	❑	❑
(5) Christopher Poole	❑	❑
(6) Robert van Schoonenberg	❑	❑

The Board of Directors recommends a vote “FOR” Proposals 2 and 3.

Proposal No. 2.  To ratify the selection of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2016.

❑   FOR        ❑   AGAINST        ❑   ABSTAIN

Proposal No. 3.  To consider and vote upon the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended.

❑   FOR        ❑   AGAINST        ❑   ABSTAIN

The Board of Directors recommends a vote “AGAINST” Proposal 4.

Proposal No. 4.  Proposal to amend the Company’s Fourth Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders.

❑   FOR        ❑   AGAINST        ❑   ABSTAIN

Note:  Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title.  When shares are in the names of more than one person, each should sign.

Stockholder Signature	Date

Title

Stockholder (Joint Owner) Signature	Date

Title

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN
THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

WHITE PROXY CARD

GUIDANCE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry Plaga, Alfredo Gomez or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Guidance Software, Inc. (the “Company”) held of record by the undersigned on March 8, 2016, at the Annual Meeting of Stockholders to be held in The San Marino Room, Lobby Level, at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91106-2375 on May 11, 2016, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3, “AGAINST” PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the reverse side)